PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
To prospectus dated July 5, 2018	Registration No. 333-226024

184,800 Shares of Series B Preferred Stock (Including Shares of Series B Preferred Stock Underlying the Series F-1 Preferred Stock Purchase Warrants, Series F-2 Preferred Stock Purchase Warrants and Placement Agent Warrants);

Series F-1 Preferred Stock Purchase Warrants to Purchase 59,760 Shares of Series B Preferred Stock;

Series F-2 Preferred Stock Purchase Warrants to Purchase 60,240 Shares of Series B Preferred Stock;

Placement Agent Warrants to Purchase 4,800 Shares of Series B Preferred Stock;

3,080,061,600 Shares of Common Stock Underlying the Series B Preferred Stock (Including Shares of Series B Preferred Stock Issuable Upon Exercise of the Series F-1 Preferred Stock Purchase Warrants, Series F-2 Preferred Stock Purchase Warrants and Placement Agent Warrants)

We are offering on a “best-efforts” basis 60,000 shares of our Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), together with Series F-1 Preferred Stock Purchase Warrants (the “Series F-1 Warrants”) to purchase an aggregate of 59,760 shares of our Series B Preferred Stock and Series F-2 Preferred Stock Purchase Warrants (the “Series F-2 Warrants”, and together with the Series F-1 Warrants, the “Series F Warrants”) to purchase an aggregate of 60,240 shares of our Series B Preferred Stock, at a combined offering purchase price of $100.00 per fixed combination of (i) one share of Series B Preferred Stock, (ii) one Series F-1 Warrant to purchase 0.996 shares of our Series B Preferred Stock, (iii) one Series F-2 Warrant to purchase 1.004 shares of our Series B Preferred Stock. The shares of Series B Preferred Stock, the Series F-1 Warrants and the Series F-2 Warrants will be issued separately but can only be purchased together in this offering.

Each share of Series B Preferred Stock will be convertible by the holder into 16,667 shares of our common stock, subject to adjustment. Each share of Series B Preferred Stock is convertible at any time at the option of the holder, provided that the holder will be prohibited from converting Series B Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion.

Subject to the applicable law and the rights of the holders of any outstanding series of our preferred stock, our Series B Preferred Stock will rank pari passu on an as-converted to common stock basis with all of our common stock as to dividends, distributions of proceeds upon certain asset sales, mergers or consolidations and distributions of assets upon our liquidation, dissolution or winding up. Shares of our Series B Preferred Stock will be entitled to vote on an as-converted to common stock basis on all matters on which stockholders are generally entitled to vote (provided that no holder of Series B Preferred Stock will be entitled to such number of votes in excess of such holder’s beneficial ownership limitation). Additionally, the vote or written consent of holders of a majority of the outstanding shares of our Series B Preferred Stock, voting separately as a single class, will be required for certain amendments to our certificate of incorporation.

The Series F-1 Warrants will entitle the holders thereof to purchase 59,760 shares of our Series B Preferred Stock in the aggregate, and the Series F-2 Warrants will entitle the holders thereof to purchase 60,240 shares of our Series B Preferred Stock in the aggregate (we refer to shares of our Series B Preferred Stock issuable upon exercise of the Series F Warrants and Placement Agent Warrants, as “Warrant Preferred Shares”), in each case, at an exercise price of $100.00 per share of Series B Preferred Stock. The Series F-1 Warrants will be exercisable at any time on or after the issuance date until the five-year anniversary of such initial exercise date. The Series F-2 Warrants will be exercisable at any time on or after the date on which we obtain stockholder approval for a reverse stock split or to increase our authorized common stock to allow for the reservation in full of all shares of common stock issuable upon conversion of the Warrant Preferred Shares issuable upon exercise of the Series F-2 Warrants until the five-year anniversary of such initial exercise date.

Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue the Placement Agent Warrants described below, as part of the compensation payable to the placement agent in connection with this offering. This prospectus supplement also relates to the offering of the shares of common stock issuable from time to time upon conversion of the Series B Preferred Stock (including the Warrant Preferred Shares).

For a more detailed description of our common stock, the Series B Preferred Stock, the Series F Warrants and the Placement Agent Warrants, see the section entitled “Description of the Securities We are Offering” beginning on page S-29 of this prospectus supplement.

Our common stock is quoted on the OTC Pink Market operated by OTC Markets Group Inc. under the symbol “HMNY”. The closing sales price of our common stock on March 22, 2019, was $0.012 per share. There is no public trading market for the Series B Preferred Stock, Series F Warrants or Placement Agent Warrants, we do not expect a market to develop, and holders may not be able to resell the Series B Preferred Stock, Series F Warrants or Placement Agent Warrants or the shares of common stock underlying the Series B Preferred Stock (including those underlying the Warrant Preferred Shares) purchased under this prospectus supplement. In addition, we do not intend to apply for a listing of the Series B Preferred Stock, Series F Warrants or Placement Agent Warrants or the shares of common stock underlying the Series B Preferred Stock (including those underlying the Warrant Preferred Shares) on the Nasdaq Capital Market, any other national securities exchange, or any nationally recognized trading system. This may affect the pricing of the Series B Preferred Stock, Series F Warrants or Placement Agent Warrants and the shares of common stock underlying the Series B Preferred Stock (including those underlying the Warrant Preferred Shares) in the secondary market, the transparency and availability of trading prices, and the liquidity of the Series B Preferred Stock, Series F Warrants or Placement Agent Warrants and the shares of common stock underlying the Series B Preferred Stock (including those underlying the Warrant Preferred Shares).

We have retained H.C. Wainwright & Co., LLC as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent’s fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth below.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 2 of the accompanying prospectus.

	Combined Price per Share of Series B Preferred Stock and Series F Warrants	Total(2)
Offering price	$100.00	$6,000,000.00
Placement agent fees(1)	$7.33	$440,000.00
Proceeds to us before expenses	$92.67	$5,560,000.00

(1)	In addition, we have agreed to reimburse the placement agent for certain of its expenses and to issue warrants to purchase shares of our Series B Preferred Stock to the placement agent as described under the “Plan of Distribution” section (the “Placement Agent Warrants”).

(2)	Total proceeds does not give effect to the sale or exercise, if any, of the Series F Warrants or the Placement Agent Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities to the purchaser is expected to be made on or about March 25, 2019, subject to the satisfaction of certain closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is March 25, 2019.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” the “Company” or “Helios” refer to Helios and Matheson Analytics Inc. and its subsidiaries. On July 24, 2018, we effected a reverse stock-split of our issued and outstanding common stock at a ratio of one-for-250 (“Reverse Stock Split”). This prospectus supplement gives retroactive effect to the Reverse Stock Split for all periods presented.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our Series B Preferred Stock, Series F Warrants, Placement Agent Warrants and the shares of common stock issuable from time to time upon conversion of such Series B Preferred Stock (including upon conversion of the Warrant Preferred Shares). Before buying any of the shares of our Series B Preferred Stock and Series F Warrants offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference”. These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the Series B Preferred Stock and Series F Warrants offered hereby and may add, update or change information in the accompanying prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent (nor any of the placement agent’s affiliates) have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We and the placement agent are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference”.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus supplement and the accompanying prospectus include, without limitation, statements related to our financial and operating performance, our plans, strategies, objectives, expectations, intentions and adequacy of resources. Certain important risks, including those discussed in the risk factors set forth under “Risk Factors” of this prospectus supplement, could cause results to differ materially from those anticipated by some of the forward-looking statements. Some, but not all, of these risks include, among other things:

●	the impact of the delisting of our common stock from the Nasdaq Capital Market;

●	our ability to successfully develop the business model of MoviePass Inc. (“MoviePass”), Moviefone, MoviePass Films LLC (“MoviePass Films”) and MoviePass Ventures, LLC (“MoviePass Ventures”);

●	our ability to integrate the operations of MoviePass, Moviefone, MoviePass Films and MoviePass Ventures;

●	our capital requirements and whether or not we will be able to raise capital when we need it;

●	consumer acceptance of the new MoviePass Uncapped subscription plan;

●	our ability to fulfill our payment obligations to MoviePass’ merchant processors in a timely manner to prevent MoviePass service interruptions;

●	audience acceptance of the films and acquired content of MoviePass Films;

●	delays, cost overruns, cancellation or abandonment of the completion or release of MoviePass Films’ films; failure of third party distributors to distribute MoviePass Films’ films and their failure to perform or promote such films;

●	changes in consumer discretionary spending;

●	the inability of MoviePass, MoviePass Films and Moviefone to compete effectively;

●	the risk that increased monthly usage by MoviePass’ subscribers may cause MoviePass to incur losses and negative cash flow;

●	risk of attempts at unauthorized or improper use of MoviePass’ services;

●	the inability to maintain or rebuild the value of the MoviePass brand;

●	the inability to successfully respond to rapid technological changes and alternative forms of delivery or storage to remain competitive;

●	the inability to maintain relationships with program suppliers and vendors;

●	the ability of Moviefone to obtain advertising revenues; consumer acceptance of Moviefone services; the ability of Moviefone to develop and offer compelling content, products and services and attract new users or maintain existing users;

●	breaches of network and data security measures;

●	a disruption or failure of networks and information systems;

●	changes in local, state or federal regulations that will adversely affect our business;

●	our ability to retain our existing clients and subscribers and market and sell our services to new clients and subscribers;

●	the success of our cost-reduction and subscription revenue increase measures;

●	the impact of legal proceedings or governmental action against us;

●	our ability to attract brokers and investors who do not trade in lower priced stock;

●	the risk that the conditions to the completion of the creation of MoviePass Entertainment Holdings Inc. are not satisfied, including the inability of MoviePass Entertainment Holdings Inc. to complete the necessary audited financial statements and to file and have its registration statement on Form S-1 declared effective by the Securities and Exchange Commission, and the risk that we may not have the required surplus or cash flow solvency under Delaware law to effect a distribution of shares of MoviePass Entertainment Holdings Inc. to our security holders;

●	whether we will continue to receive the services of certain officers and directors;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	our ability to effectively react to other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission, such as fluctuation of quarterly financial results, reliance on third party consultants, litigation or other proceedings and stock price volatility;

●	other uncertainties, all of which are difficult to predict and many of which are beyond our control; and

●	the risk factors described in this prospectus supplement under “Risk Factors”.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

PROSPECTUS SUPPLEMENT SUMMARY

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus supplement and the accompanying prospectus and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information”.

About Helios and Matheson Analytics Inc.

Overview

On December 11, 2017, we acquired a majority interest in MoviePass, whose primary product offering is the MoviePass™ movie theater subscription service. MoviePass now allows its subscribers to see an uncapped number of 2D movies in MoviePass’ theater network, subject to managing network demand and availability as set forth in its new terms of use, at most theaters nationwide for a fixed price, which varies depending on whether the subscriber chooses to pay monthly or annually. Since December 2017, we have acquired additional shares of MoviePass common stock and as of the date of this prospectus supplement, we own approximately 92% of MoviePass’ outstanding common stock (excluding shares underlying MoviePass options and warrants).

We formed MoviePass Ventures in January 2018 to collaborate with film distributors to share in film revenues while using the data analytics MoviePass offers for marketing and targeting services for MoviePass’ paying subscribers using the platform. In March 2018, MoviePass Ventures acquired a stake in the now award-winning film American Animals by Bart Layton. In April 2018, MoviePass Ventures acquired a stake in the movie Gotti. In May 2018, we formed MoviePass Films and subsequently, Emmett Furla Oasis Films LLC, or EFO Films, acquired a 49% membership interest in MoviePass Films. MoviePass Films focuses on studio-driven content and new film production for theatrical release and other distribution channels. Following this acquisition of interests in MoviePass Films by EFO Films, we are conducting our film business, including that of MoviePass Ventures, through MoviePass Films. We plan to capitalize on the capabilities of MoviePass to market future MoviePass Films productions to MoviePass subscribers.

We believe that by utilizing the MoviePass subscriber base to drive a positive impact at the box office, MoviePass Films can then leverage the higher box office to obtain additional downstream revenues, such as international distribution rights, streaming rights, DVD rights, transactional rights (iTunes), on demand and foreign movie rights.

On April 4, 2018, we acquired the MoviefoneTM brand and related assets from Oath Inc. (formerly, AOL Inc.), an entertainment service owned by Oath Inc., a wholly-owned subsidiary of Verizon Communications Inc. Moviefone provides over 6 million monthly unique visitors full access to the entertainment ecosystem, from movie theaters to streaming content. Moviefone delivers movie show times and tickets, trailers, TV schedules, streaming information, cast and crew interviews, photo galleries and more. Moviefone’s editorial coverage includes up-to-date entertainment news, trailers and clips, red-carpet coverage and celebrity features. We believe Moviefone will help MoviePass continue to grow its subscriber base and expand its marketing and advertising platform for its studio and brand partners. We also believe Moviefone will allow MoviePass to provide relevant and appealing content to moviegoers while simultaneously increasing the value of the Moviefone brand.

On March 6, 2019, we announced a new business strategy that prioritizes self-generated revenues without dependence on studios or exhibitors, to build more reliable revenue streams. We plan to focus on technological innovation and high-quality content production through our three key channels: MoviePass; MoviePass Films and Moviefone. We believe the MoviePass subscription service will enhance box office results of MoviePass Films’ productions, and that revenues from our MoviePass Films’ productions will help contribute to an expansion of our MoviePass subscription service, with the Moviefone multimedia information and advertising service supporting the entire group of companies. By seeking to generate new revenues and profit centers within our own ecosystem, we believe we can accelerate our overall growth in the U.S. market. MoviePass, MoviePass Films, and Moviefone plan to work together in a more interconnected fashion and share resources across each company. MoviePass Films will seek to optimize its platform to accelerate content production for theatrical release as well as expand distribution deals for in-home video, and retail, transactional and international sales.

On March 19, 2019, MoviePass announced a new version of its uncapped subscription plan, called MoviePass Uncapped. Under the new MoviePass Uncapped subscription plan, subscribers can see an uncapped number of 2D movies in MoviePass’ theater network, subject to managing network demand and availability as set forth in its new terms of use, at most theaters nationwide for a fixed price, which varies depending on whether the subscriber chooses to pay monthly or annually. Under its new terms of use, MoviePass may limit the availability of movies for an individual subscriber if such subscriber’s use adversely impacts MoviePass’ system-wide capacity or availability for other subscribers, and a subscriber cannot see a particular movie more than once. MoviePass will allow subscribers under its previous “Select”, “All Access” and “Red Carpet” plans, which allow subscribers to see up to three movies a month, at most theaters nationwide for a fixed price, which varies depending on the subscription plan selected by the subscriber, and additional movies at a discounted price, to remain on such plans. However, the “Select”, “All Access” and “Red Carpet” plans will no longer be available for purchase.

Financial Update

As of March 21, 2019, we had cash on hand of approximately $2.8 million and approximately $13.1 million on deposit with our merchant and fulfillment processors related to subscription revenues. The funds held by these processors represent a portion of the payments received for annual and other extended term MoviePass subscription plans and future ticket fulfillment, which we classify as current assets on our balance sheet and which we expect to be disbursed to us or utilized during 2019.

Corporate Information

Our executive offices are located at The Empire State Building, 350 Fifth Avenue, New York, New York 10118, and our telephone number is (212) 979-8228. Additional information about us is available on our website at www.hmny.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus supplement. Our common stock, par value $0.01 per share, currently is quoted on the OTC Pink Market operated by OTC Markets Group Inc. under the symbol “HMNY”.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

THE OFFERING

Series B Preferred Stock offered by us

60,000 shares of Series B Preferred Stock will be offered in this offering.

This prospectus also relates to the issuance of Warrant Preferred Shares issuable upon exercise of the Series F Warrants and the Placement Agent Warrants and shares of our common stock issuable upon conversion of our Series B Preferred Stock (including upon conversion of the Warrant Preferred Shares).

See “Description of the Securities We are Offering” for additional information.

Conversion	Each share of our Series B Preferred Stock is convertible into 16,667 shares of our common stock, subject to adjustment (the “Conversion Rate”); provided, that the holder will be prohibited from converting Series B Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion.

Ranking; Liquidation preference	Subject to the applicable law and the rights of the holders of any outstanding series of our preferred stock, our Series B Preferred Stock will rank pari passu on an as-converted to common stock basis with all of our common stock as to distributions of assets upon our liquidation, dissolution or winding up.

Voting rights

Shares of our Series B Preferred Stock will be entitled to vote on an as-converted to common stock basis on all matters on which stockholders are generally entitled to vote (provided that no holder of Series B Preferred Stock will be entitled to such number of votes in excess of such holder’s beneficial ownership limitation as set forth in the Certificate of Designation). Additionally, the vote or written consent of holders of a majority of the outstanding shares of our Series B Preferred Stock, voting separately as a single class, will be required to:

●     amend, alter or repeal any provision of our certificate of incorporation if such amendment, alteration or repeal would increase or decrease the aggregate number of authorized shares of the Series B Preferred Stock;

●     amend, alter or repeal any provision of our certificate of incorporation if such amendment, alteration or repeal would increase or decrease the par value of the shares of the Series B Preferred Stock; or

●     amend, alter or repeal any provision of our certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the holders of shares of Series B Preferred Stock so as to affect them adversely.

Dividends	Subject to the applicable law and the rights of the holders of any outstanding series of our preferred stock, shares of Series B Preferred Stock will be entitled to receive dividends equal, on an as-converted to common stock basis, to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock.

Rights in connection with certain fundamental transactions

In the event of any merger or consolidation which results in 50% or more of the surviving entity being held by persons other than persons that, immediately prior to such merger or consolidation, owned 50% or more of our capital stock, subject to the rights of the holders of any outstanding series of our preferred stock, shares of Series B Preferred Stock will be entitled to receive consideration from such merger or consolidation equal, on an as-converted to common stock basis, to and in the same form as consideration actually paid on shares of common stock.

In the event of any sale, lease or exchange of all or substantially all of our property and assets, subject to the rights of the holders of any outstanding series of our preferred stock, shares of Series B Preferred Stock will be entitled to receive cash consideration from such sale, lease or exchange equal, on an as-converted to common stock basis, to the consideration actually paid on shares of common stock. Following payment of the foregoing amounts in connection with such a sale, lease or exchange, we may, at our election, repurchase each outstanding shares of Series B Preferred Stock for a repurchase price of $0.0001 per share.

Warrants offered by us

Series F-1 Warrants to purchase up to an aggregate of 59,760 shares of our Series B Preferred Stock at an exercise price of $100.00 per share of Series B Preferred Stock, subject to adjustment. The Series F-1 Warrants will be exercisable at any time on or after the issuance date until the five-year anniversary of such initial exercise date.

Series F-2 Warrants to purchase up to an aggregate of 60,240 shares of our Series B Preferred Stock at an exercise price of $100.00 per share of Series B Preferred Stock, subject to adjustment. The Series F-2 Warrants will be exercisable at any time on or after the date on which we obtain stockholder approval for a reverse stock split or to increase our authorized common stock to allow for the reservation in full of all shares of common stock issuable upon conversion of the Warrant Preferred Shares issuable upon exercise of the Series F-2 Warrants until the five-year anniversary of such initial exercise date.

Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue the Placement Agent Warrants described under “Plan of Distribution,” as part of the compensation payable to the placement agent in connection with this offering.

This prospectus supplement also relates to the offering of shares of our common stock issuable upon conversion of the Warrant Preferred Shares.

See “Description of the Securities We are Offering––Warrants.”

Offering price	$ 100.00 per fixed combination of one share of Series B Preferred Stock, one Series F-1 Warrant and one Series F-2 Warrant.

Series B Preferred Stock outstanding after the offering	60,000 shares of Series B Preferred Stock (excluding Warrant Preferred Shares).

Common stock outstanding after the offering	2,001,541,260 shares of common stock (excluding shares of common stock issuable upon conversion of shares of Series B Preferred Stock (including Warrant Preferred Shares)).(1)

Best efforts

We have retained H.C. Wainwright & Co., LLC as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. See “Plan of Distribution” on page S-33.

Dividend policy	We have not declared or paid any cash dividends on our common stock since February 18, 2014. We do not anticipate paying any cash dividends in the foreseeable future.

Amendments to certain outstanding warrants

In connection with the offering, we will enter into amendments with holders of certain of our outstanding warrants to purchase an aggregate of 666,666,668 shares of common stock, to reduce the exercise price of each such warrants from $0.0163 to $0.01 per share of common stock.

Risk factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Use of proceeds

We will use approximately $870,000 of the net proceeds from the sale of the Series B Preferred Stock and the Series F Warrants offered by us under this prospectus supplement to redeem a portion of our outstanding indebtedness and the remaining proceeds for general corporate purposes of the Company and its subsidiaries and transaction expenses. See “Use of Proceeds” on page S-25.

OTC Pink Market Symbol	“HMNY”

No public trading market for the Series B Preferred Stock or Warrants	There is no public trading market for the Series B Preferred Stock, Series F Warrants or Placement Agent Warrants, we do not expect a market to develop, and holders may not be able to resell the Series B Preferred Stock, Series F Warrants or Placement Agent Warrants or the shares of common stock underlying the Series B Preferred Stock (including those underlying the Warrant Preferred Shares) purchased under this prospectus supplement. In addition, we do not intend to apply for a listing of the Series B Preferred Stock, Series F Warrants or Placement Agent Warrants or the shares of common stock underlying the Series B Preferred Stock (including those underlying the Warrant Preferred Shares) on the Nasdaq Capital Market, any other national securities exchange, or any nationally recognized trading system. This may affect the pricing of the Series B Preferred Stock, Series F Warrants or Placement Agent Warrants and the shares of common stock underlying the Series B Preferred Stock (including those underlying the Warrant Preferred Shares) in the secondary market, the transparency and availability of trading prices, and the liquidity of the Series B Preferred Stock, Series F Warrants or Placement Agent Warrants and the shares of common stock underlying the Series B Preferred Stock (including those underlying the Warrant Preferred Shares).

(1)

The number of shares of common stock to be outstanding after this offering is based on 2,001,541,260 shares of common stock outstanding as of March 20, 2019, and excludes, in each case as of March 20, 2019:

●	10,440 shares of common stock available and reserved for issuance pursuant to the Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan;

●	29,364 shares of common stock that may be issued upon the exercise of warrants by Palladium Capital Advisors LLC;

●	18,545 shares of common stock reserved for issuance to various officers, directors, employees and consultants;

●	16,000 shares of common stock issuable to MoviePass upon receipt of stockholder approval and unrestricted conversion of the convertible promissory note in the principal amount of $12 million that we issued to MoviePass upon the closing of the Securities Purchase Agreement, dated August 15, 2017, between the Company and MoviePass;

●	50,886 shares of common stock issuable upon the exercise of warrants issued in public offerings in December 2017, February 2018 and April 2018;

●	10,201 shares of common stock issuable upon the exercise of warrants, issued to Oath Inc. upon the closing of the acquisition of the Moviefone assets;

●	2,000 shares of common stock reserved for issuance to Helios and Matheson Information Technology Ltd. in exchange for entering into prior lockup agreements;

●

1,026,666,669 shares of common stock that may be issued upon the exercise of warrants issued to certain institutional investors and affiliates of H.C. Wainwright & Co., LLC on January 16, 2019 (the “January 2019 Offering”).  In connection with this offering, the exercise price of warrants to purchase 666,666,668 shares of common stock issued to institutional investors in the January 2019 Offering will be reduced from $0.0163 to $0.01 per share of common stock; and

●	3,080,061,600 shares of common stock issuable upon the conversion of the Series B Preferred Stock (including the Warrant Preferred Shares).

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and in Part II, Item 1A of our Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement, as well as the other risk factors listed in this prospectus supplement and underlying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Related to our MoviePass Business

We have a limited operating history and our businesses have a history of net losses, and it is likely that we will experience net losses for the foreseeable future.

We have experienced significant net losses since inception and our businesses have a history of net losses. Given the significant operating and capital expenditures associated with our business plans, we anticipate continuing to incur net losses and significant negative cash flows for the foreseeable future. If we ever do achieve profitability, of which no assurances can be given, we may be unable to sustain or increase such profitability.

To achieve and sustain profitability, we will need to accomplish numerous objectives, including substantially increasing the number of paying subscribers to MoviePass’ service and securing additional sources of revenue and economies of scale. There is a significant risk that we will be unable to achieve these objectives, which would damage our business.

MoviePass currently spends more to retain a subscriber than the revenue derived from that subscriber, and there is no assurance that we or MoviePass will be able to increase other sources of revenue to offset the losses or achieve a positive gross profit margin.

MoviePass currently spends more to retain a subscriber than the revenue derived from that subscriber, and other sources of revenue are currently inadequate to offset or exceed the costs of subscriber retention. This results in a negative gross profit margin. We expect MoviePass’ negative gross profit margin to remain significant until it can sufficiently increase our other sources of revenues to offset the losses or achieve substantial economies of scale. There is no assurance that MoviePass or we will be able to sufficiently increase our other sources of revenue or be able to achieve economies of scale that would reduce the cost of revenue sufficiently to generate a positive gross profit margin. Failure to achieve positive gross profit margin in the foreseeable future could materially and adversely impact our results of operations.

Due to recent changes to MoviePass’ subscription plans, the number of its subscribers has decreased, and it may continue to lose subscribers or fail to attract new subscribers.

In an effort to reduce its monthly deficit and improve profitability, MoviePass changed its monthly subscription plan to a three-movies-per-month plan, at a price of $9.95 per month and limited the available movies to those listed on a schedule. In August 2018, MoviePass began to convert subscribers on an annual subscription plan to a three-movies-per-month subscription plan, by giving annual subscribers the option to either cancel their annual subscription plan and receive a pro-rated refund or continue on the new three-movies-per-month subscription plan. As a result of these changes, MoviePass has experienced subscriber losses. MoviePass may continue to lose subscribers, or fail to attract new subscribers, and our business and operating results could be adversely affected.

In January 2019, MoviePass made available updated pricing plans, featuring a three-tier pricing structure. Under the “Select” plan, subscribers will be able to see up to three movies a month at some point during their theatrical run, other than opening weekends, based on a programming schedule; under the “All Access” plan, subscribers will be able to see up to three movies of their choice per month at any time during their theatrical run in standard 2D format; and under the “Red Carpet” plan, subscribers will be able to see up to three movies of their choice per month at any time during their theatrical run, and may choose to use one of their allotted three movies for IMAX 2D, IMAX 3D or supported Premium Large Format screenings, including RealD 3D. Prices for each plan vary based on geographic areas designed to reflect the difference in average ticket prices in different areas of the country. Subscribers may purchase plans for three-, six- and twelve-month terms, and receive discounts for buying multiple subscription plans. In December 2018, MoviePass also announced two limited-time holiday offers to offer the “All Access” and “Red Carpet” plans at a reduced rate for twelve months.

On March 19, 2019, MoviePass announced a new version of its uncapped subscription plan, called MoviePass Uncapped. Under the new MoviePass Uncapped subscription plan, subscribers can see an uncapped number of 2D movies in MoviePass’ theater network, subject to managing network demand and availability as set forth in its new terms of use, at most theaters nationwide for a fixed price, which varies depending on whether the subscriber chooses to pay monthly or annually. Under its new terms of use, MoviePass may limit the availability of movies for an individual subscriber if such subscriber’s use adversely impacts MoviePass’ system-wide capacity or availability for other subscribers, and a subscriber cannot see a particular movie more than once. MoviePass will allow subscribers under its previous “Select”, “All Access” and “Red Carpet” plans, which allow subscribers to see up to three movies a month, at most theaters nationwide for a fixed price, which varies depending on the subscription plan selected by the subscriber, and additional movies at a discounted price, to remain on such plans. However, the “Select”, “All Access” and “Red Carpet” plans will no longer be available for purchase.

These changes and future changes to MoviePass’ subscription plan may not be favorably received by customers and MoviePass may not be able to attract or retain subscribers, and as a result, our revenue and results of operations may be affected adversely. The number of recent changes to MoviePass’ subscription plans may also make competitors’ subscription plans more attractive to customers, and MoviePass may be unable to successfully compete with current and new competitors.

Increased monthly usage by MoviePass’ subscribers may cause MoviePass to incur losses and negative cash flow.

MoviePass’ new MoviePass Uncapped subscription plan allows subscribers to see an uncapped number of 2D movies in MoviePass’ theater network, subject to managing network demand and availability, at most theaters nationwide for a fixed price, which varies depending on whether the subscriber chooses to pay monthly or annually. MoviePass’ will also continue to allow subscribers on its previous “Select”, “All Access” and “Red Carpet”, which allow subscribers to see up to three movies per month for a fixed price, which varies depending on the subscription plan selected by the subscriber, and additional movies at a discounted price, to remain on such plans. In most cases, MoviePass pays, and expects to continue to pay, the theaters the full cost for each movie ticket that a subscriber uses. Accordingly, even though MoviePass’ new terms of use contains features that allow MoviePass to manage network demand and availability and prevent abuse of its service, including the ability to limit the availability of movies for an individual subscriber if such subscriber’s use adversely impacts MoviePass’ system-wide capacity or availability for other subscribers, increased movie viewing by subscribers may result in significant and increasing losses per subscriber and negative cash flow and adversely affects our financial condition and results of operations.

If MoviePass is not able to manage its growth, its business could be affected adversely.

On March 19, 2019, MoviePass announced a new version of its uncapped subscription plan, called MoviePass Uncapped. Under the new MoviePass Uncapped subscription plan, subscribers can see an uncapped number of 2D movies in MoviePass’ theater network, subject to managing network demand and availability as set forth in its new terms of use, at most theaters nationwide for a fixed price, which varies depending on whether the subscriber chooses to pay monthly or annually. When MoviePass announced a similar uncapped plan in August 2017, MoviePass’ subscriber base expanded rapidly, which placed significant demands on its managerial, operational, administrative and financial resources.

MoviePass may not be able, for many reasons, including lack of financing or adequate personnel resources, to meet the demand to timely deliver MoviePass cards to its subscribers or otherwise service its business in the event of another rapid expansion of its subscriber base. As such, MoviePass could experience a significant slowdown or stoppage as it attempts to serve the expanding subscriber base.

MoviePass anticipates that further expansion of its operations will be required to address any significant growth in its subscriber base and to take advantage of favorable market opportunities. Any future expansion will likely place significant demands on its managerial, operational, administrative and financial resources. If it is not able to respond effectively to new or increased demands that arise because of MoviePass’ growth, or, if in responding, MoviePass’ management is materially distracted from current operations, MoviePass’ business may be affected adversely.

Any reduction in anticipated spending by advertisers could harm our business.

Future advertising revenues are critical to MoviePass’ business model and if advertisers’ spending on online or mobile advertising is significantly reduced due to any political, economic, social or technological change or any other reason, our financial condition could be adversely affected.

The MoviePass business depends on mobile technology and continued, unimpeded access to internet and wireless services. Adverse changes to that access could harm our business.

A few large companies provide wireless services to consumers. If MoviePass’ users’ access to Internet and wireless services is interfered with or limited due to any political, economic, social or technological reason, MoviePass may not be able to make the MoviePass application readily available to its users or may not be able to do so in an effective manner, including ensuring that the MoviePass application will remain accessible within an acceptable load time. Failure to provide the MoviePass subscription service in a timely manner without interruption could generate consumer complaints and adversely affect our business.

MoviePass’ failure or inability to protect its intellectual property rights could diminish the value of its brand and weaken its competitive position.

MoviePass relies on a combination of trademark, trade secret and unfair competition laws, as well as confidentiality agreements and procedures and licensing arrangements, and where appropriate, patents and copyright to establish and protect its intellectual property rights. There is a risk that the steps taken by MoviePass to protect its intellectual property rights will be inadequate to prevent infringement of such rights by others, including imitation of its services and misappropriation of its brand. Additionally, the process of obtaining patent or trademark protection is expensive and time-consuming, and we and MoviePass may not be able to prosecute all necessary or desirable patent applications or apply for all necessary or desirable trademark applications at a reasonable cost or in a timely manner.

Moreover, costly and time-consuming litigation could be necessary to enforce and determine the scope of MoviePass’ proprietary rights, and the failure or inability to obtain or maintain trade secret protection or otherwise protect our proprietary rights could adversely affect our business. MoviePass may be subject to intellectual property-related lawsuits in various jurisdictions, and there is a risk that its products or activities violate the patents, trademarks, or other intellectual property rights of third-party claimants. We or MoviePass may also need to institute litigation to protect MoviePass’ intellectual property from third party infringers. Costs of supporting such litigation and disputes may be considerable, and there can be no assurances that a favorable outcome will be obtained. Patent infringement, trademark infringement, trade secret misappropriation and other intellectual property claims and proceedings brought against or by us or MoviePass, whether successful or not, could result in substantial costs, harm to our brand and the MoviePass brand, and have an adverse effect on our business.

Risks Related to the Business of MoviePass Films

MoviePass Films’ content production business requires a substantial investment of capital, and failure to access sufficient capital while awaiting delayed revenues will have a material adverse effect on our results of operation.

The production, acquisition and distribution of film and other content requires significant capital. In addition, if a distributor does not provide the funds for the distribution and marketing of our film, MoviePass Films will require additional capital to distribute and market the film. A significant amount of time may elapse between MoviePass Films’ expenditure of funds and the receipt of revenues from MoviePass Films’ productions. MoviePass Films does not have a traditional credit facility with a financial institution on which to depend for its liquidity needs, and a time lapse may require us to fund a significant portion of MoviePass Films’ capital requirements through loans and additional issuances of our common stock, securities convertible into our common stock, debt securities or a combination of such financing alternatives. There can be no assurance that any additional financing will be available to MoviePass Films as and when required, or on terms that will be acceptable to MoviePass Films. MoviePass Films’ inability to raise capital necessary to sustain its operations while awaiting delayed revenues would have a material adverse effect on our liquidity and results of operations.

MoviePass Films’ success is highly dependent on audience acceptance of its films and acquired content, which is extremely difficult to predict and, therefore, inherently risky.

We cannot predict the economic success of any of films or acquired content of MoviePass Films or because the revenue derived from the distribution of a film (which does not necessarily directly correlate with the production or distribution costs incurred) or other acquired content depends primarily upon its acceptance by the public, which cannot be accurately predicted. The economic success of a film or other acquired content also depends upon the public’s acceptance of competing films and content, the availability of alternative forms of entertainment and leisure-time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty.

The economic success of a film is largely determined by MoviePass Films’ ability to produce content and develop stories and characters that appeal to a broad audience and by the effective marketing of the film. The theatrical performance of a film is a key factor in predicting revenue from post-theatrical markets. If we are unable to accurately judge audience acceptance of MoviePass Films’ film content or to have the film effectively marketed, the commercial success of the film will be in doubt, which could result in costs not being recouped or anticipated profits not being realized. Moreover, we cannot assure you that any particular feature film will generate enough revenue to offset its distribution, fulfillment services and marketing or acquisition costs, in which case MoviePass Films would not receive any revenues for such film.

We may incur significant write-offs if MoviePass Films’ feature films and other projects do not perform well enough to recoup production, marketing, distribution, acquisition and other costs.

We are required to amortize capitalized production costs over the expected revenue streams as we recognize revenue from MoviePass Films’ films or other projects. The amount of production costs that will be amortized each quarter depends on, among other things, how much future revenue we expect to receive from each project. Unamortized production costs are evaluated for impairment each reporting period on a project-by-project basis. If estimated remaining revenue is not sufficient to recover the unamortized production costs, the unamortized production costs will be written down to fair value. In any given quarter, if we lower our previous forecast with respect to total anticipated revenue from any individual feature film or other project, we may be required to accelerate amortization or record impairment charges with respect to the unamortized costs, even if we have previously recorded impairment charges for such film or other project. Such impairment charges could have a material adverse impact on our business, operating results and financial condition.

MoviePass Films is substantially dependent upon the success of a limited number of film releases and other productions, if any, in any given year and its inability to release any film or other productions or the unexpected delay or commercial failure of any one of them could have a material adverse effect on our financial results and cash flows.

The content production business of MoviePass Films is currently substantially dependent upon the success of a limited number of film releases and other productions in any given year. The unexpected delay in release or commercial failure of just one of these films or productions, or MoviePass Films’ inability to release any productions at all, could have a significant adverse impact on our results of operations and cash flows in both the year of release and in the future. Historically, feature films that are successful in the domestic theatrical market are generally also successful in the international theatrical and ancillary markets, although each film is different and there is no way to guarantee such results. If MoviePass Films’ films fail to achieve domestic box office success, their success in the international box office and ancillary markets and our business, results of operations and financial condition could be adversely affected. Further, we can make no assurances that the historical correlation between results in the domestic box office and results in the international box office and ancillary markets will continue in the future. If MoviePass Films is unable to release any film or other productions in a given year, or if the feature films it releases do not perform well in the domestic or international theatrical markets and ancillary markets, or its other productions do not perform as anticipated, the failure to release any productions, or the failure of any one of the productions it releases, could a material adverse effect on our financial results and cash flows.

Delays, cost overruns, cancellation or abandonment of the completion or release of MoviePass Films’ films may have an adverse effect on our business.

There are substantial financial risks relating to production, completion and release of films. Actual costs may exceed their budgets due to factors such as labor disputes, unavailability of a star performer, equipment shortages, disputes with production teams or adverse weather conditions, any of which may cause cost overruns and delay or hamper film completion. MoviePass Films is typically responsible for paying all production costs in accordance with a budget and receive a fixed producer’s fee for its services plus a portion of any project income. However, to the extent that delays or cost overruns result in MoviePass Films not completing the film within budget, there may not be enough funds left to pay MoviePass Films’ producer’s fee, to generate any project income or complete the project at all. If this were to occur, it would significantly and adversely affect our revenue and results of operations.

MoviePass Films will rely on third party distributors to distribute its films and their failure to perform or promote its films could negatively impact our ability to generate revenues and have a material adverse effect on our operating results.

MoviePass Films’ films will be primarily distributed and marketed by third party distributors. If any of these third-party distributors fails to perform under their respective arrangements, such failure could negatively impact the success of MoviePass Films’ films and have a material adverse effect on our business, reputation and ability to generate revenues.

MoviePass Films generally will not control the timing and manner in which its distributors distribute its films; the distributors decisions regarding the timing of release and promotional support are important in determining success. Any decision by those distributors not to distribute or promote one of MoviePass Films’ films or to promote a competitors’ films or related products to a greater extent than they promote MoviePass Films’ could have a material adverse effect on our business, cash flows and operating results. Additionally, because third parties are the principal distributors of MoviePass Films’ movies, the amount of revenue that is recognized from films in any given period is dependent on the timing, accuracy and sufficiency of the information received from its distributors. As is typical in the film industry, MoviePass Films’ distributors may make adjustments in future periods to information previously provided to it that could have a material impact on our operating results in later periods.

The popularity and commercial success of MoviePass Films’ films and acquired content are subject to numerous factors, over which we may have limited or no control.

The popularity and commercial success of MoviePass Films’ films and acquired content depends on many factors including, but not limited to, the key talent involved, the timing of release, the promotion and marketing of the film, the quality and acceptance of other competing productions released into the marketplace at or near the same time, the availability of alternative forms of entertainment, general economic conditions, the genre and specific subject matter of the film, its critical acclaim and the breadth, timing and format of its initial release. We cannot predict the impact of such factors on any film or other acquired content, and many are factors that are beyond our control. As a result of these factors and many others, MoviePass Films’ films and acquired content may not be as successful as we anticipate, and as a result, our results of operations may suffer.

MoviePass Films must successfully respond to rapid technological changes and alternative forms of delivery or storage to remain competitive.

The entertainment industry continues to undergo significant developments as advances in technologies and new methods of product delivery and storage, and certain changes in consumer behavior driven by these developments emerge. New technologies affect the demand for MoviePass Films’ content, the manner in which its content is distributed to consumers, the sources and nature of competing content offerings and the time and manner in which consumers acquire and view its content. MoviePass Films and its distributors must adapt their businesses to shifting patterns of content consumption and changing consumer behavior and preferences through the adoption and exploitation of new technologies. If MoviePass Films cannot successfully exploit these and other emerging technologies, it could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

MoviePass Films’ business may be affected by changes in consumer discretionary spending in the U.S. or internationally.

MoviePass Films’ success depends on its ability to distribute or otherwise generate income from its current and future motion pictures and other acquired content. MoviePass Films’ industry is subject to discretionary consumer spending, which is influenced by general economic conditions, consumer confidence and the availability of discretionary income. Changes in economic conditions affecting potential distributors or viewers of motion pictures could reduce MoviePass Films’ ability to generate income from motion pictures. Furthermore, weak economic conditions and geopolitical and economic uncertainties in international regions and countries where MoviePass Films’ movie productions are distributed could lead to lower consumer spending for its content, which could have a material adverse effect on our financial condition and results of operations.

If MoviePass Films is unable to compete effectively, our business will be affected adversely.

The business in which MoviePass Films engages is highly competitive. Its primary business operations are subject to competition from companies which, in many instances, have greater development, production and distribution and capital resources than MoviePass Films. MoviePass Films competes for the services of writers, producers, directors, actors and other artists to produce its motion picture content, as well as for advertisement dollars. Larger companies have a broader and more diverse selection of scripts than MoviePass Films does, which translates to a greater probability that they will be able to more closely fit the demands and interests of advertisers than MoviePass Films can.

As a small independent producer, MoviePass Films competes with major U.S. and international studios. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations that can provide both the means of distributing their products and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their film and other operations. In addition, the major studios have more resources with which to compete for ideas, storylines and scripts created by third parties, as well as for actors, directors and other personnel required for production. Such competition for the industry’s talent and resources may negatively affect MoviePass Films’ ability to acquire, develop, produce, advertise and distribute motion picture content.

As a new entrant into film distribution, MoviePass Films will have competitors with longer operating histories in the distribution of independent films, deeper ties with industry executives and film producers, and greater financial, marketing and other resources than MoviePass Films. MoviePass Films will also face competition from larger film distributors which focus on higher budget film production and distribution.

MoviePass Films may be adversely affected by union activity.

MoviePass Films retains the services of actors who are covered by collective bargaining agreements with Screen Actors Guild – American Federation of Television and Radio Artists, and it may also become signatories to certain guilds such as Directors Guild of America and Writers Guild of America in order to allow it to hire directors and talent for its productions. Collective bargaining agreements are industry-wide agreements, and MoviePass Films lacks practical control over the negotiations and terms of these agreements.

In addition, if negotiations to renew expiring collective bargaining agreements are not successful or become unproductive, the union could take actions such as strikes, work slowdowns or work stoppages. Strikes, work slowdowns or work stoppages or the possibility of such actions could result in delays in production of MoviePass Films’ films. MoviePass Films could also incur higher costs from such actions, new collective bargaining agreements or the renewal of collective bargaining agreements on less favorable terms. Depending on their duration, union activity or labor disputes could have an adverse effect on our results of operations.

MoviePass Films may be unable to recoup advances paid to secure exclusive distribution rights.

MoviePass Films’ most significant costs and cash expenditures relate to acquiring content for exclusive distribution. Most agreements to acquire content require upfront advances against royalties or net profits participations expected to be earned from future distribution. The amount MoviePass Films is willing to advance is derived from its estimate of net revenues that will be realized from its distribution of the title. Although these estimates are based on management’s knowledge of competitive title performance, current events and actions management may undertake in the future, actual results will differ from those estimates. If sales do not meet our original estimates, MoviePass Films may (i) not recognize the expected gross margin or net profit, (ii) not recoup its advances or (iii) record accelerated amortization and/or fair value write-downs of advances paid.

MoviePass Films’ inability to maintain relationships with its program suppliers and vendors may adversely affect its business.

MoviePass Films receives a significant amount of its revenues from the distribution of content for which it already has exclusive agreements with program suppliers. However, titles which have been financed by MoviePass Films may not be timely delivered as agreed or may not be of the expected quality. Delays or inadequacies in delivery of titles, including rights clearances, could negatively affect the performance of any given quarter or year. In addition, results of operations and financial condition may be materially adversely affected if:

●	MoviePass Films is unable to renew existing agreements as they expire;

●	MoviePass Films current program suppliers do not continue to support digital, DVD or other applicable format in accordance with its exclusive agreements;

●	MoviePass Films’ current content suppliers do not continue to license titles to it on terms acceptable to it; or

●	MoviePass Films is unable to establish new beneficial supplier relationships to ensure acquisition of exclusive or high-profile titles in a timely and efficient manner.

Others may assert intellectual property infringement claims or liability claims for film content against MoviePass Films which may force us to incur substantial legal expenses.

There is a possibility that others may claim that MoviePass Films’ productions and production techniques misappropriate or infringe the intellectual property rights of third parties with respect to its previously developed web series, films, stories, characters, other entertainment or intellectual property. In addition, as distributors of film content, MoviePass Films may face potential liability for such claims as defamation, invasion of privacy, negligence, copyright or trademark infringement or other claims based on the nature and content of the materials distributed. If successfully asserted, our insurance may not be adequate to cover any of the foregoing claims. Irrespective of the validity or the successful assertion of such claims, we could incur significant costs and diversion of resources in defending against them, which could have a material adverse effect on our operating results.

If MoviePass Films fails to protect its intellectual property and proprietary rights adequately, our business could be adversely affected.

MoviePass Films’ ability to compete depends, in part, upon successful protection of its respective intellectual property. MoviePass Films attempt to protect proprietary and intellectual property rights to its productions and acquired content through available copyright and trademark laws and distribution arrangements with companies for limited durations. Unauthorized parties may attempt to copy aspects of its intellectual property or to obtain and use property that MoviePass Films regards as proprietary. We cannot assure you that MoviePass Films’ means of protecting its proprietary rights will be adequate. In addition, the laws of some foreign countries do not protect these proprietary rights to as great an extent as the laws of the United States. Intellectual property protections may also be unavailable, limited or difficult to enforce in some countries, which could make it easier for competitors to steal MoviePass Films’ intellectual property. The failure to protect adequately MoviePass Films’ intellectual property and proprietary rights could adversely affect our business and results of operations.

Risks Related to the Moviefone Assets

Our focus on our online advertising-supported business model involves significant risks.

Growth in Moviefone’s advertising revenues depends on its ability to maintain and expand its existing relationships with advertisers and publishers and its ability to develop new relationships with other advertisers and publishers. Growth in its advertising revenues also depends on its ability to continue offering effective products and services for advertisers and publishers. As the advertising market generates and develops new concepts and technology, Moviefone may incur additional costs to implement more effective products and services. As programmatic advertising gains traction with more advertisers and publishers, we continue to invest in and focus on Moviefone’s end-to-end open technology and programmatic platforms. Continuing to develop and improve these products and services may require significant time and additional investment. If Moviefone cannot continue to develop and improve its advertising products, services and technologies in a timely and cost-effective fashion, its competitive position and results of operations could be adversely affected.

The commercial attractiveness of the programmatic advertising solutions that Moviefone offers to publishers and advertisers depends on a variety of complex and evolving factors, among them the continued effective functioning and improvement of Moviefone’s proprietary learning algorithms, the continued ability to access and utilize relevant data about consumers and their consumption habits across multiple devices and, with respect to programmatic advertising exchange-related activities, continued automated access to the advertising inventory and application programming interfaces of publishers as well as continued robust relationships with brand advertisers and agencies.

Moviefone’s programmatic advertising solutions may become less attractive, and our results of operations may suffer, as a result of changes in laws and regulations and changes in industry standards generally. In addition, the following factors may further diminish the appeal of Moviefone’s programmatic advertising solutions and thereby negatively affect our results of operations: with respect to the availability of consumer data, changes in consumer choices; with respect to the functioning of Moviefone’s algorithms, the failure or inability to access, collect or analyze relevant data (for technological reasons or otherwise); and with respect to programmatic exchange activities, access to publisher inventory and relationships with advertisers and agencies, technological limitations or restrictions imposed by advertisers and publishers themselves.

Additionally, advertising revenues are unpredictable and variable, and are more likely to be adversely affected during economic downturns, as spending by advertisers tends to be cyclical in line with general economic conditions.

The Moviefone service faces intense competition in all aspects of its business.

The internet industry, with its low barriers to entry and rapidly shifting consumer tastes, is dynamic and rapidly evolving. Competition among internet companies offering online content, products and services, as well as with traditional offline content and advertising companies which are increasingly offering their own online content, products and services, is intense both domestically and globally and new competitors can quickly emerge. Additionally, as the use of programmatic advertising continues to increase, we compete with companies that have also invested in programmatic platform offerings. As companies integrate into larger, more comprehensive programmatic platforms, new competitors may arise and our business could be adversely affected if Moviefone does not continue to invest in, develop and improve our programmatic products and services.

As consumers increasingly use mobile devices and as the demand for video content and advertising increases, Moviefone competes with other companies in developing and offering mobile and video content and advertising products and services. If consumers, advertisers and publishers do not widely adopt Moviefone’s mobile and video offerings or if it does not generate sufficient revenue from its mobile or video offerings, Moviefone’s competitive position could be adversely affected.

In addition, companies offering services to advertisers are increasingly seeking to track individual consumer usage across devices through the use of tracking and data correlation technologies. To the extent companies with a larger audience reach than Moviefone’s are able to track individual consumer usage in this way and gather data about consumers that is valuable to advertisers, those companies will have a competitive advantage. If Moviefone cannot develop and offer effective tracking and data correlation technologies or it does not have access to a sufficient consumer audience, its advertising products and services may not be as valuable to advertisers and publishers and its competitive position and our results of operations may be harmed.

Additionally, Moviefone could be at a competitive disadvantage in the long term if it is not able to capitalize on international opportunities, especially as compared to a number of its competitors who maintain an expansive global presence. If Moviefone’s competitors are more successful than it in developing compelling content, products and services or in attracting and retaining consumers, advertisers, publishers and subscribers domestically and internationally, our business could be adversely affected.

If Moviefone does not continue to develop and offer compelling content, products and services and attract new users or maintain the engagement of its existing users, its advertising revenues could be adversely affected.

In order to attract users and maintain or increase engagement on Moviefone, we believe Moviefone must offer compelling content, products and services across all devices, including mobile. Acquiring, developing and offering new content, products and services, as well as new functionality, features and enhanced performance of Moviefone’s existing content, products and services, may require significant investment and time to develop. In addition, consumer tastes are difficult to predict and subject to rapid change.

If Moviefone cannot effectively distribute its content, products and services, its ability to attract new users and maintain the engagement of existing users could be adversely affected.

As the behavior of internet consumers continues to change, distribution of Moviefone’s content, products and services via traditional methods may become less effective, and new distribution strategies may need to be developed. Consumers are increasingly using social networking sites to communicate and to acquire and disseminate information rather than through instant messaging, electronic mail and portals. As consumers migrate towards social networks, Moviefone continues to build social elements into its content, products and services in order to make them available on social networks and to attract and engage consumers on Moviefone’s properties, for example by allowing consumers to contribute comments or their own original content. There is no guarantee that we will be able to successfully integrate Moviefone’s content with such social networking or other new consumer trends. Even if Moviefone is able to distribute its content, products and services effectively through social networking or other new or developing distribution channels, this does not assure that it will be able to attract new consumers.

If Moviefone is unable to grow organically by attracting new consumers directly to its content, products and services or if traffic to Moviefone’s portals declines, Moviefone may need to rely on distribution channels that require Moviefone to pay significant fees to third parties such as operators of third-party websites, online networks, software companies, device manufacturers, and others to promote or supply Moviefone’s services to their users.

To the extent that we cannot generate consumer and advertiser awareness and adoption of our mobile applications, content, products and services, including new forms of internet advertising for mobile and other internet enabled devices, our business could be adversely impacted.

Global consumers are increasingly accessing and using the internet through devices other than personal computers, such as smartphones, tablets and televisions. As consumer usage shifts away from personal computers and laptops, we expect that Moviefone’s ability to grow advertising revenue will become increasingly dependent on its ability to generate revenue from ads on mobile and other internet enabled devices such as set-top boxes (e.g., Roku, Amazon Fire TV). In order for consumers to access and use Moviefone’s content, products and services via these devices, it must continue to ensure that its content, products and services are compatible with such devices. Moviefone needs to continue to secure arrangements with device manufacturers and carriers to promote prominent and effective distribution of its content, products and services. In addition to placement agreements with wireless carriers and device manufacturers, currently Moviefone offer applications directly to consumers for download from the Apple App Store, the Google Play Store, or through other distribution channels. Moviefone is dependent on the interoperability of its products with popular mobile operating systems that we do not control, such as Android and iOS. To the extent a manufacturer or access provider makes any changes in these systems or terms of service that decreases Moviefone’s products’ functionality, gives preferential treatment to competitive products, or prevents Moviefone’s ability to show ads, this could adversely affect Moviefone’s usage and revenue on mobile devices.

The amount of revenues earned in connection with mobile and other internet enabled devices is currently small relative to total advertising revenues. Also, business models in the marketplace seem to be undergoing experimentation and rapid change.

A disruption or failure of our networks and information systems, the internet or other technology may disrupt the Moviefone service.

The Moviefone service is heavily dependent on the availability of network and information systems and services, other technologies, including those owned or licensed by third parties, and the internet. Shutdowns or service disruptions caused by events such as criminal activity, sabotage or espionage, computer viruses, hacking and other cyber-security attacks, router disruption, automated attacks such as denial of service attacks, power outages, natural disasters, accidents, terrorism, equipment failure or other events within or outside our control could adversely affect Moviefone and its consumers, including loss or compromise of data, service disruption, damage to equipment and data and excessive call volume to call centers. Furthermore, such attacks are not always able to be immediately detected, which means that we may not be in a position to promptly address the attacks or to implement adequate preventative measures. Such events could result in large expenditures necessary to recover data, or repair or replace such networks or information systems or to protect them from similar events in the future. As not all of our systems are fully redundant, some data or systems might not be recoverable after such events. In addition, not all of our systems operate in the same data centers. Significant incidents could result in a disruption of parts of our business, consumer dissatisfaction, damage to Moviefone’s brands, legal costs or liability, and a loss of consumers or revenues.

If our network and data security measures are breached, Moviefone’s products and services may be perceived as not being secure, consumers and customers may curtail or stop using Moviefone’s products and services and we may incur significant legal and financial costs.

Moviefone’s products and services involve the storage and transmission of Moviefone’s consumers’ and customers’ personal and proprietary information in our facilities and on our equipment, networks and corporate systems. Network and data security breaches expose us to a risk of loss of this information, government enforcement actions and private litigation, remediation costs, increased costs for security measures, loss of revenue, damage to Moviefone’s reputation and potential liability. Network and data security breaches or unauthorized access have resulted in, and may in the future result in, a combination of significant legal and financial costs, increased remediation and other costs, damage to Moviefone’s reputation and a loss of confidence in the security of Moviefone’s products, services and networks that could have an adverse effect on our business. We take steps to prevent unauthorized access to our network and consumer and customer data and corporate systems, however, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently or may be designed to remain dormant until a triggering event, we may be unable to anticipate these techniques or implement adequate preventative measures. In addition, hardware, software or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise network and data security. Unauthorized parties may also attempt to gain access to our systems or facilities through fraud, trickery or other forms of deceiving our team members and contractors. We can give no assurance that a future incident could not be caused by events such as criminal activity, sabotage or espionage, computer viruses, hacking and other cyber-security attacks, router disruption, automated attacks such as denial of service attacks, power outages, natural disasters, accidents, terrorism, equipment failure, malware in advertisements, or other events within or outside our control which could adversely affect us and Moviefone’s consumers.

If we cannot continue to enforce and protect Moviefone’s intellectual property rights, our business could be adversely affected.

We rely on patent, copyright, trademark, domain name and trade secret laws in the United States and similar laws in other countries, as well as licenses and other agreements with our employees, consumers, content providers, suppliers and other parties, to establish and maintain our intellectual property rights in the technology, content, products and services related to the Moviefone brand. These laws and agreements may not guarantee that our intellectual property rights will be protected and our intellectual property rights could be challenged or invalidated. Amendments to or interpretations of U.S. patent laws or new rulings around U.S. patent laws may adversely impact our ability to protect our new technologies, content, products and services and to defend against claims of patent infringement. In addition, such intellectual property rights may not be sufficient to permit us to take advantage of current industry trends or otherwise to provide competitive advantages, which could result in costly redesign efforts, discontinuance of offerings, decreased traffic and associated revenue or otherwise adversely affect our business. As Moviefone publishes more original content, our intellectual property may be increasingly subject to misappropriation by others, and the costs to protect and enforce our intellectual property rights may increase.

We have been, and may in the future be, subject to claims of intellectual property infringement or tort law violations that could adversely affect our business.

Many companies (including patent holding companies) and individuals own patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As Moviefone develops and offers new products, services, and technologies through various distribution channels we may experience an increase in the number of intellectual property claims against us. These claims, whether meritorious or not, may result in litigation, may be time-consuming and costly to resolve, and may require expensive changes in our methods of doing business and/or our content, products and services. These intellectual property infringement claims may require us to enter into royalty or licensing agreements on unfavorable terms or to incur substantial monetary liability. Additionally, these claims may result in our being enjoined preliminarily or permanently from further use of certain intellectual property and/or Moviefone content, products and services, or may require us to cease or significantly alter certain of operations related to the Moviefone brand. The occurrence of any of these events as a result of these claims could result in substantially increased costs, could limit or reduce the number of Moviefone’s offerings to consumers, advertisers and publishers, could stifle innovation or otherwise adversely affect our business.

Some of our commercial agreements may require us to indemnify third parties against intellectual property infringement claims, which may require us to use substantial resources to defend against or settle such claims or, potentially, to pay damages. These third parties may also discontinue the use of Moviefone’s products, services, and technologies, as a result of injunctions or otherwise, which could result in loss of revenues and adversely impact our business. Additionally, we may be exposed to liability or substantially increased costs if a commercial partner does not honor its contractual obligation to indemnify us for intellectual property infringement claims made by third parties or if any amounts received are not adequate to cover our liabilities or the costs associated with defense of such claims. The occurrence of any of these events could adversely affect our business.

As a publisher of original content and aggregator of third party content, we also face risks of periodic tort claims such as defamation or improper use of publicity rights, as well as infringement claims such as plagiarism. Whether or not they have merit, these claims may be time-consuming or costly to resolve.

The misappropriation, release, loss or misuse of consumer or other data could adversely affect our business.

Moviefone utilizes significant amounts of data about our business and consumers and Moviefone’s advertising and publishing partners in order to deliver Moviefone’s content, products and services and advertising solutions. Although we take measures to protect against unauthorized intrusion into such data, the misappropriation, release, loss or misuse of this data, whether by accident, omission or as the result of criminal activity, sabotage or espionage, hacking, computer viruses, natural disasters, terrorism, equipment failure or other events, could lead to negative publicity, harm to Moviefone’s reputation, customer dissatisfaction, regulatory enforcement actions or individual or class-action lawsuits or significant expenditures to recover the data or protect data from similar releases in the future, and may otherwise adversely affect our business.

Failure to comply with federal, state or international privacy laws or regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal, state and international laws and regulations govern the collection, use, retention, sharing and security of consumer data. In addition to the potentially differing interpretations of existing law, the present landscape of public policy and privacy creates uncertainty for business planning. In such an uncertain environment, it is difficult to make informed long-term business planning decisions about data use, notice, storage, access, retention or choice. The existing privacy-related laws and regulations as well as industry self-regulatory principles are evolving and subject to potentially differing interpretations. There is a possibility that these laws may be interpreted in a way that is inconsistent with our practices. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding data protection and privacy matters. We have posted privacy policies and practices concerning the collection, use and disclosure of user data on our Moviefone website. Any failure, or perceived failure, by us to comply with Moviefone’s posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, or could result in us having to change Moviefone’s data collection practices, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with Moviefone’s own privacy policies and procedures could result in a loss of consumers or advertisers and adversely affect our business.

Federal, state and international governmental authorities continue to evaluate the privacy implications inherent in the use of cookies and a variety of other data correlation technologies for advertising and measurement. Our data management platform is designed to be a comprehensive suite of advertising technologies that will deploy tracking and data correlation technologies, the regulation of which could adversely affect our business.

Risks Related to this Offering and our Series B Preferred Stock, Common Stock and Warrants

The proceeds from this offering, along with our cash and cash equivalents, may not be sufficient to fund our operations for the near future and we may not be able to obtain additional financing.

As of March 21, 2019, we had approximately $2.8 million in available cash and approximately $13.1 million on deposit with our merchant and fulfillment processors related to subscription revenues. The funds held by these processors represent a portion of the payments received for annual and other extended term MoviePass subscription plans and future ticket fulfillment, which we classify as current assets on our balance sheet and which we expect to be disbursed to us or utilized during 2019. Historically, our monthly cash deficit has been significant, and our monthly cash deficit will continue to increase in the coming months.

The anticipated proceeds from this offering, along with our cash and cash equivalents, may not be sufficient to fund our operations for the near future and we may not be able to obtain additional financing. We will continue to require significant proceeds from sales of our debt or equity securities, among other sources of capital. However, we no longer have access to funds from the sale of shares of common stock in an at-the-market offering, and we will need to seek other sources of capital, of which there can be no assurance. Furthermore, to the extent we use any net proceeds from sales of our securities for acquisitions of other businesses or financial interests in additional movies (through MoviePass Films), we will need additional capital to offset our monthly cash deficit to the extent resulting from those further investments.

We will continue to require significant proceeds from sales of our debt or equity securities, each of which may have a significant dilutive effect on our stockholders. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned growth or otherwise further alter our business model, objectives and operations, which could harm our business, financial condition and operating results.

Our common stock was delisted from the Nasdaq Capital Market, which could make trading in our common stock more difficult for investors, potentially leading to declines in our share price and liquidity and could limit our ability to raise additional capital.

Effective at the open of business on February 13, 2019, our common stock was suspended and delisted from the Nasdaq Capital Market and began trading on the OTC Pink Market operated by OTC Markets Group Inc. The delisting was the result of our non-compliance with Nasdaq Listing Rule 5550(a)(2), which requires that we maintain a minimum closing bid price of $1.00 per share for continued listing on the Nasdaq Capital Market.

Our delisting from the Nasdaq Capital Market could make trading in our common stock more difficult for investors, potentially leading to declines in our share price and liquidity. Without the Nasdaq Capital Market listing, stockholders may have a difficult time getting a quote for the sale or purchase of our stock, the sale or purchase of our stock will likely be made more difficult and the trading volume and liquidity of our stock could decline. Our delisting from the Nasdaq Capital Market could also result in additional negative publicity and could also make it more difficult for us to raise additional capital. The absence of such a listing may adversely impact the acceptance of our common stock as currency or the value accorded by other parties. Further, following our delisting, we will also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market.

Now that our common stock is traded on an over-the-counter quotation system, an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock.

We have identified material weaknesses in our internal control over financial reporting, which resulted in the need to restate our consolidated financial statements. If we do not remediate the material weaknesses in our internal control over financial reporting, we may not be able to accurately report our financial results or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in the market price of our common stock.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports in a timely manner. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include in our annual reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting. Our management assessed our internal control over financial reporting as of December 31, 2017. Based on such assessment, we concluded that our internal control over financial reporting was not effective as of December 31, 2017 to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles. A material weakness is a significant deficiency, or a combination of significant deficiencies, in internal control over financial reporting such that it is reasonably possible that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness we have identified is as follows:

●	Due to the significant number of transactions that occurred during the fourth quarter of 2017 including, but not limited to, the acquisition of MoviePass and the related financing arrangements, it was determined that we had inadequate monitoring controls in place related to our financial reporting, debt and equity related transactions and other management oversight procedures due to the lack of sufficient accounting resources to complete an effective review of the various complex and significant transactions.

On March 11, 2019, our board of directors and the audit committee of our board of directors, following discussions with management, determined that our previously issued quarterly and year-to-date unaudited consolidated financial statements for September 30, 2018 should no longer be relied upon. In addition, we determined that related press releases, earnings releases, and investor communications describing our financial statements for these periods should no longer be relied upon. The errors primarily relate to the overstatement of subscription revenues in the third quarter of 2018 due to (1) the erroneous recognition of approximately $0.7 million of revenue from MoviePass subscriptions that had been terminated through refunds of subscriptions by Costco Wholesale Corporation; and (2) the erroneous recognition of approximately $5.9 million of revenue from certain MoviePass subscriptions that were in a suspended state due to changes made to the MoviePass subscription service that had not yet been consented to by the applicable subscribers. In addition, we identified a non-cash error related to the accounting for derivative liabilities, which resulted in an additional understatement of net loss of approximately $2.9 million. We also identified the erroneous omission of a $1.6 million investment in the film Axis Sally, offset by a $1.6 million note payable, as well as the related party disclosures associated with the production of the film Axis Sally. Accordingly, we restated the quarterly and year-to-date unaudited consolidated financial statements for September 30, 2018. We completed the restatement by filing an amendment to the Quarterly Report on Form 10-Q for the period ended September 30, 2018 with the SEC on March 29, 2019.

We determined that the aggregate impact of these errors on consolidated total revenues, loss from operations, net loss and loss per share, calculated in accordance with accounting principles generally accepted in the U.S., to be as follows:

●	A decrease in revenues for the three-month period and nine-month period ended September 30, 2018, of $6,637,226;

●	An increase in loss from operations for the three-month period and nine-month period ended September 30, 2018, of $6,637,226;

●	An increase in net loss for the three-month period and nine-month period ended September 30, 2018, of $9,464,036; and

●	An increase in the basic and diluted loss per share for the three-month period and nine-month period ended September 30, 2018, of $0.02 per share and $0.04 per share, respectively.

In connection with the restatement, management also determined that a material weakness relating to subscription management existed in our internal control over financial reporting as of September 30, 2018 and through December 31, 2018. Our chief executive officer and chief financial officer have concluded that our disclosure controls and procedures were not effective at the reasonable assurance level as of September 30, 2018 and December 31, 2018, and our management has concluded that our internal control over financial reporting was not effective as of December 31, 2018. Effective January 1, 2019, we have implemented a new software solution to automate and provide real-time information for managing and accounting for subscriptions.

Although we plan to complete the remediation processes for these material weaknesses and associated evaluations and testing as quickly as possible, we may not be able to do so and our initiatives may prove not to be successful. Our remediation efforts may not remediate our material weaknesses in a timely manner, or at all, or prevent restatements of our financial statements in the future. If we are unable to successfully remediate our material weaknesses, or identify any future significant deficiencies or material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports, and the market price of our common stock may decline as a result. We also could become subject to investigations by the SEC or other regulatory authorities.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Our internal control over financial reporting may not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected. If we are not able to comply with the requirements of Section 404 in a timely manner, if we do not remedy the current material weaknesses identified above or if we identify additional material weaknesses in our internal controls, investors could lose confidence in the reliability of our financial statements, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities.

The restatement of certain of our financial statements may subject us to additional risks and uncertainties, including the increased possibility of legal proceedings.

As a result of the restatement of our previously issued quarterly and year-to-date unaudited consolidated financial statements for September 30, 2018, we may become subject to additional risks and uncertainties, including, among others, the increased possibility of legal proceedings or a review by the SEC and other regulatory bodies, which could cause investors to lose confidence in our reported financial information and could subject us to civil or criminal penalties, shareholder class actions or derivative actions. We could face monetary judgments, penalties or other sanctions that could have a material adverse effect on our business, financial condition and results of operations and could cause our stock price to decline.

We do not believe that we will be able to file our Form 10-K for the year ended December 31, 2018 with the SEC when it is due, and as a result, at such time we will be delinquent in our SEC reports, which could limit the liquidity of our common stock.

Because the market value of our common stock held by non-affiliates exceeded $75 million, as of the last trading day of our fiscal quarter ended June 30, 2018, we are subject to the requirement to include in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the auditor’s attestation report on its assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. Because the market value of our common stock held by non-affiliates was less than $250 million, we will continue to be a “smaller reporting company” as defined by the SEC’s revised rules.

We do not believe that we will be able to file our Form 10-K for the year ended December 31, 2018 with the SEC when it is due because we require additional time to provide our auditor with the information and documentation regarding our assessment of our internal control over financial reporting to enable our auditor to provide the required attestation report. If we are unable to obtain the auditor attestation by the due date of our Form 10-K for the year ended December 31, 2018, our Form 10-K will be considered delinquent and not timely filed, which could limit the liquidity of our common stock. The inability of our auditor to timely provide its attestation could result in lost investor confidence in the accuracy, reliability, and completeness of our financial reports.

We expect that our compliance with this increased reporting requirement will require management to expend additional time while also condensing the time frame available to comply with certain requirements, which may further increase our legal and financial compliance costs.

The sale of a substantial amount of our common stock in the market and the issuance of shares reserved for issuance to consultants and upon conversion of convertible instruments, including the shares issuable upon conversion of the Series B Preferred Stock (including the Warrant Preferred Shares), could adversely affect the prevailing market price of our common stock.

As of March 20, 2019, we had 2,001,541,260 shares of common stock issued and outstanding and the closing sale price of our common stock on March 22, 2019 was $0.012.

We may engage in transactions to issue convertible debt and warrants to purchase common stock, as we have in the past, which transactions may include registration rights. The registration of such additional securities and the potential for high volume trades of our common stock in connection with these financings may have a downward effect on our market price. Future issuance of our common stock upon exercise of these warrants may have a further negative impact on our stock price.

Further, as of March 20, 2019, we have reserved for issuance, but not yet issued, a substantial amount of additional shares that are included in “Summary––The Offering––Common stock outstanding after the offering.” In connection with this offering, we will enter into amendments with holders of certain of our outstanding warrants to purchase an aggregate of 666,666,668 shares of common stock, to reduce the exercise price of each such warrants from $0.0163 to $0.01 per share of common stock. The issuance of shares we are obligated to issue, which may increase dilution of existing investors and further depress the market price of our common stock, which may negatively affect our stockholders’ equity and our ability to raise capital on terms acceptable to us in the future.

The price of our common stock has been volatile, and the market price of our common stock may decrease.

The per share price of our common stock has been volatile. Since July 25, 2018, the day after we effected the Reverse Stock Split, the per share closing price of our common stock has been as low as $0.0069 on February 20, 2019, and as high as $10.60 on July 25, 2018. The factors that may cause the market price of our common stock to fluctuate include, but are not limited to:

●	our ability to derive financial benefits from our ownership stake in MoviePass, MoviePass Films, and our ownership of the Moviefone assets;

●	the ability of MoviePass to become cash flow positive or profitable;

●	the ability of MoviePass Films to enter into economic arrangements with film distributors and derive economic benefits from such arrangements;

●	fluctuations in our quarterly or annual earnings results or those of other companies in our industry;

●	actual or anticipated fluctuations in our operating results due to factors related to our business;

●	success or failure of our business strategy;

●	failures of our operating results to meet the estimates of securities analysts or the expectations of our stockholders, or changes by securities analysts in their estimates of our future earnings;

●	announcements by us or our suppliers or competitors;

●	changes in laws or regulations which adversely affect our industry or us;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	our ability to obtain financing as needed;

●	the operating and stock price performance of other comparable companies;

●	our ability to recruit and retain qualified personnel;

●	changes in the perception of investors and securities analysts regarding the risks to our business or the condition of our business;

●	changes in our relationships with key clients;

●	changes in the market valuation or earnings of our competitors or companies viewed as similar to us;

●	changes in key personnel;

●	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

●	the granting or exercise of employee stock options or other equity awards;

●	general market and economic conditions; and

●	the other factors described in these “Risk Factors” and other parts of this prospectus.

In addition, the equity markets have experienced significant price and volume fluctuations that have affected the market prices for the securities of technology companies for a number of reasons, including reasons that may be unrelated to our business or operating performance. These broad market fluctuations may result in a material decline in the market price of our common stock and you may not be able to sell your shares at prices you deem acceptable. In the past, following periods of volatility in the equity markets, securities class action lawsuits have been instituted against public companies. Such litigation, if instituted against us, could result in substantial cost and the diversion of management attention. In addition, our common stock is quoted on the OTC Pink Market operated by OTC Markets Group Inc., which may increase price quotation volatility and could limit liquidity, all of which may adversely affect the market price of our shares.

There is not now, and there may not ever be, an active market for shares of our common stock, which trades in the over-the-counter market.

We do not now meet the initial listing standards of the Nasdaq Capital Market or any other national securities exchange. We presently anticipate that our common stock will continue to be quoted on the OTC Pink Market operated by OTC Markets Group Inc. or another over-the-counter quotation system. In those venues, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our common stock, and may find few buyers to purchase their stock and few market makers to support its price. As a result, investors must bear the economic risk of holding their shares of our common stock for an indefinite period of time.

“Penny stock” rules may make buying or selling our common stock difficult.

Following the delisting of our common stock, our common stock now falls within the definition of a “penny stock” as defined in the Exchange Act. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. These FINRA requirements make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for our shares.

If you purchase securities in this offering, assuming conversion of the Series B Preferred Stock into shares of our common stock, you will incur immediate and substantial dilution in your investment.

Because the effective price per share of our Series B Preferred Stock being offered will be higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value between the offering price per share of the Series B Preferred Stock you purchase in this offering and the net tangible book value per share of our common stock after this offering, assuming conversion of the Series B Preferred Stock into shares of our common stock. In the event Series F Warrants are exercised by holders into Warrant Preferred Shares, which are subsequently converted into shares of our common stock, you will experience additional dilution to the extent that the conversion price of such Warrant Preferred Shares is higher than the book value per share of our common stock. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Series B Preferred Stock in this offering.

The Series F Warrants may never have any value.

The Series F-1 Warrants in this offering have an exercise price of $100.00 per share of Series B Preferred Stock and will be exercisable at any time on or after the issuance date until the five-year anniversary of such initial exercise date. The Series F-2 Warrants in this offering have an exercise price of $100.00 per share of Series B Preferred Stock and will be exercisable at any time on or after the date on which we obtain stockholder approval for a reverse stock split or to increase our authorized common stock to allow for the reservation in full of all shares of common stock issuable upon conversion of the Warrant Preferred Shares issuable upon exercise of the Series F-2 Warrants until the five-year anniversary of such initial exercise date.

In the event the price per share of our common stock does not exceed the per share conversion price of the Warrant Preferred Shares during the period when the Series F Warrants are exercisable, the Series F Warrants will not have any value. Additionally, a holder of Series F Warrants who exercises Series F Warrants into Warrant Preferred Shares will be prohibited from converting such Warrant Preferred Shares into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion. Upon at least 61 days’ prior notice, a holder of Warrant Preferred Shares may increase or decrease the holder’s amount of ownership of outstanding shares of common stock after converting the holder’s Warrant Preferred Shares to up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion, as such percentage ownership is determined in accordance with the terms of the Certificate of Designation of Series B Preferred Stock (the “Certificate of Designation”). Further, if we do not obtain stockholder approval of a reverse stock split or an increase in our authorized common stock, the Series F-2 Warrants will not be exercisable. There is no assurance that we will be able to obtain such stockholder approval.

There is no public market for the Series B Preferred Stock or the Series F Warrants being offered in this offering.

There is no public trading market for the Series B Preferred Stock or the Series F Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series B Preferred Stock or the Series F Warrants or the underlying shares of our common stock on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series B Preferred Stock or the Series F Warrants will be limited, and you may not be able to resell your shares of Series B Preferred Stock or the Series F Warrants. If your shares of Series B Preferred Stock or the Series F Warrants cannot be resold, you will have to depend upon any appreciation in the value of our common stock over the conversion price of the Series B Preferred Stock in order to realize a return on your investment in the shares of Series B Preferred Stock or the Series F Warrants.

We do not plan to pay cash dividends in the foreseeable future.

We currently intend to retain all future earnings for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Except as otherwise provided in the Series F Warrants, holders of our Series F Warrants will not have the rights or privileges of a holder of our common stock or holder of Series B Preferred Stock, including any voting rights, until such holders exercise their Series F Warrants for Warrant Preferred Shares or convert such Warrant Preferred Shares and acquire our common stock, as applicable.

Except as otherwise provided in the Series F Warrants, holders of shares of our Series F Warrants will not have the rights or privileges of a holder of our common stock or holder of Series B Preferred Stock, including any voting rights, until such holders exercise their Series F Warrants for Warrant Preferred Shares or convert such Warrant Preferred Shares and acquire our common stock, as applicable. As a result, absent exercise of the Series F Warrants for Warrant Preferred Shares or a conversion of such Warrant Preferred Shares into shares of our common stock, holders of shares of our Series F Warrants will not have the ability to vote their shares underlying their Series F Warrants, which may limit the influence that investors in our offering may have over the outcome of matters submitted to our stockholders for a vote.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering for general corporate purposes of the Company and its subsidiaries; to satisfy $870,000 of the amounts payable in connection with the senior non-convertible notes issued by the Company on October 4, 2018 and December 18, 2018; and for transaction expenses including placement agent fees. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes other than the payment of a portion of the senior non-convertible notes and transaction expenses. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

This offering is being conducted on a “best efforts” basis.

We have retained H.C. Wainwright & Co., LLC as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

The conditions to the completion of the creation of MoviePass Entertainment Holdings Inc. , or “MoviePass Entertainment,” and the distribution of shares of MoviePass Entertainment to our security holders may not be satisfied, and we may not have the required surplus or cash flow solvency under Delaware law to effect a distribution of shares of MoviePass Entertainment to our security holders.

On October 23, 2018, we issued a press release announcing that our board of directors preliminarily approved a plan to create a new subsidiary named MoviePass Entertainment Holdings Inc. that would take ownership of the shares of MoviePass and other film related assets held by the Company, including our equity interests in MoviePass Films and MoviePass Ventures and the Moviefone brand and related assets. If permitted under Delaware law and subject to other conditions, we plan to distribute a minority of the outstanding shares of MoviePass Entertainment common stock as a dividend to holders of common stock and certain warrants of the Company as of a record date that is yet to be determined, with the Company retaining control of MoviePass Entertainment upon any such distribution, which we refer to as the “Spin-Off Transaction.” Following the Spin-Off Transaction, MoviePass Entertainment would become a separate publicly traded company.

The Spin-Off Transaction is subject to numerous conditions, including MoviePass Entertainment completing the necessary audited financial statements and having a registration statement on Form S-1 declared effective by the Securities and Exchange Commission, and the approved listing of MoviePass Entertainment’s common stock on Nasdaq or an alternative trading market.

Additionally, we may not have the required surplus or cash flow solvency under Delaware law to effect the Spin-Off Transaction. No assurance can be given that the Spin-Off Transaction will occur, or if it occurs that it will occur on the terms described in this prospectus supplement. In addition to the conditions to the Spin-Off Transaction described herein (certain of which may be waived by our board of directors in its sole discretion), our board of directors may abandon the Spin-Off Transaction at any time prior to the distribution date for any reason or for no reason.

We may not realize the potential benefits from the Spin-Off Transaction in the near term or at all.

We believe that the Spin-Off Transaction will better position MoviePass Entertainment and us to take advantage of certain business opportunities and financing strategies that more closely align to MoviePass Entertainment’s and our business goals. However, no assurance can be given that any investment or other strategic opportunities will become available to us or MoviePass Entertainment following the Spin-Off Transaction on terms that we or MoviePass Entertainment find favorable or at all. Given the added costs associated with the completion of the Spin-Off Transaction, including the separate accounting, legal and other compliance costs of MoviePass Entertainment being a separate public company, we and MoviePass Entertainment may fail to realize the anticipated benefits of the Spin-Off Transaction in the near term or at all, which could have a material adverse effect on our business, financial condition, operating results and cash flow, and our results of operations.

USE OF PROCEEDS

We estimate the net proceeds we will receive from this offering, after deducting the placement agent fees and estimated offering expenses payable by us, will be approximately $4.135 million. This amount does not include the proceeds that we may receive in connection with any exercise of the Series F Warrants or the Placement Agent Warrants issued in this offering.

We will use approximately $0.87 million of the net proceeds from the sale of the Series B Preferred Stock and the Series F Warrants offered by us under this prospectus supplement to redeem a portion of our outstanding non-convertible senior notes that we issued on October 4, 2018 and December 18, 2018, or the “Senior Notes,” and the remaining proceeds for general corporate purposes of the Company and our subsidiaries and transaction expenses. As of March 21, 2019, the Senior Notes have an aggregate principal amount of $30.2 million (including capitalized interest of $0.16 million), subject to 50% reduction for a total of approximately $14.4 million if repaid within nine months, and bear interest at 3% per annum, capitalized quarterly. Unless earlier redeemed, the Senior Notes will mature on May 29, 2020.

In order to fund our operations for the foreseeable future, we will require additional capital exceeding our cash on hand even after giving effect to the net proceeds from this offering. In addition, actual costs and expenditures may exceed management’s current expectations. It is unlikely that we will generate sufficient operating cash flow to meet our business objectives. Accordingly, we will need to raise additional capital in the future over and above the net proceeds from this offering.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have significant flexibility in applying the net proceeds of this offering. Until the funds are used as described above, we intend to invest the net proceeds from this offering in short-term, interest-bearing instruments or other investment-grade securities.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2018:

●	on an actual basis; and

●	on a pro forma basis to give effect to our receipt of net proceeds of approximately $3.4 million from the sale of Common Units in the January 2019 Offering after deducting the placement agent fees and offering expenses payable by us and the mandatory redemption of $1.2 million of Senior Notes; and

●	on a pro forma as adjusted basis to give effect to our receipt of net proceeds of approximately $4.135 million from the sale of our Series B Preferred Stock and Series F Warrants that we are offering after deducting the placement agent fees and estimated offering expenses payable by us and the mandatory redemption of $870,000 of Senior Notes.

This capitalization table should be read in conjunction with management’s discussion and analysis of results of operations and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2017 and Amendment No. 1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

	As of September 30, 2018
	(Unaudited)
	Actual (as restated)	Pro forma (1)	Pro forma as adjusted for this offering(1)(2)
Cash and cash equivalents	$4,851,972	$8,223,889	$12,358,889
Preferred stock, $0.01 par value; 2,000,000 shares authorized; 20,500 shares issued and outstanding actual, and 80,500 shares issued and outstanding, as adjusted, as of September 30, 2018	205	205	6,000,205
Common stock, $0.01 par value; 5,000,000,000 shares authorized; 1,357,590,536 issued and outstanding actual, and 1,690,923,870 issued and outstanding, as adjusted, as of September 30, 2018	$13,575,906	$16,909,239	$16,909,239
Additional paid-in-capital	464,197,744	465,418,077	464,423,077
Accumulated deficit	(386,186,649)	(389,186,649)	(386,186,649)
Accumulated other comprehensive loss – foreign currency translation	(156,399)	(156,399)	(156,339)
Non-controlling interest	(25,984,783)	(25,984,783)	(25,984,783)
Total stockholders’ equity	$65,446,024	$69,999,690	$75,004,690

(1)	Cash does not include the effects of results of operations from October 1, 2018 through the date of this offering.

(2)	Cash reflects the net proceeds from this offering, after deducting the mandatory redemption of $870,000 of Senior Notes, but does not include any proceeds from the exercise of the Series F Warrants or the Placement Agent Warrants.

The total number of shares of common stock and shares of preferred stock to be outstanding immediately after this offering assumes no conversion of the shares of Series B Preferred Stock (or any Warrant Preferred Shares) and no exercise of the Series F Warrants or the Placement Agent Warrants issued in this offering, and is based on 1,357,590,536 shares of common stock issued and outstanding as of September 30, 2018, but does not include the following:

●	10,440 shares of common stock available and reserved for issuance pursuant to the Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan;

●	29,364 shares of common stock that may be issued upon the exercise of warrants by Palladium Capital Advisors LLC;

●	18,545 shares of common stock reserved for issuance to various officers, directors, employees and consultants;

●	16,000 shares of common stock issuable to MoviePass upon receipt of stockholder approval and unrestricted conversion of the convertible promissory note in the principal amount of $12 million that we issued to MoviePass upon the closing of the Securities Purchase Agreement, dated August 15, 2017, between the Company and MoviePass;

●	50,886 shares of common stock issuable upon the exercise of warrants issued in public offerings in December 2017, February 2018 and April 2018;

●	10,201 shares of common stock issuable upon the exercise of warrants, issued to Oath Inc. upon the closing of the acquisition of the Moviefone assets;

●	2,000 shares of common stock reserved for issuance to Helios and Matheson Information Technology Ltd. in exchange for entering into prior lockup agreements and a new 12-month lockup agreement; and

●	1,026,666,669 shares of common stock issuable upon the exercise of the warrants and placement agent warrants issued in the January 2019 Offering. In connection with this offering, the exercise price of warrants to purchase 666,666,668 shares of common stock issued to institutional investors in the January 2019 Offering will be reduced from $0.0163 to $0.01 per share of common stock.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per share of our Series B Preferred Stock and accompanying Series F Warrants and the pro forma net tangible book value per share of our common stock after this offering. For the purpose of this calculation, the entire purchase price for the shares of Series B Preferred Stock and accompanying Series F Warrants is being allocated to the shares of Series B Preferred Stock, and no Warrant Preferred Shares have been included. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value (deficit) as of September 30, 2018 was approximately $(13.8) million, or $(0.0102) per share. After giving effect to the sale by us of 333,333,334 Common Units in the January 2019 Offering at the offering price of $0.0163 per Common Unit, and after deducting the placement agent fees and offering expenses payable by us and the mandatory redemption of $1.2 million of Senior Notes, our pro forma net tangible book value (deficit) as of September 30, 2018, would have been approximately $(9.2) million, or $(0.0055) per share.

After giving effect to the sale by us of 60,000 shares of Series B Preferred Stock at the offering price of $100.00 per share of Series B Preferred Stock, and attributing no value to the accompanying Series F Warrants (or any Warrant Preferred Shares), assuming the conversion of 60,000 shares of our Series B Preferred Stock into 1,000,020,000 shares of our common stock, and after deducting the placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Series F Warrants and the Placement Agent Warrants issued pursuant to this offering, our pro forma as adjusted net tangible book value (deficit) as of September 30, 2018 would have been approximately $(4.2) million, or $(0.0016) per share. This represents an immediate increase in as adjusted net tangible book value of $0.0039 per share to existing stockholders and an immediate dilution of $0.0076 per share to new investors purchasing securities in this offering. The following table illustrates the per share dilution to new investors purchasing securities in this offering:

Conversion rate per share of common stock into which the shares of Series B Preferred Stock being offered in this offering are convertible ($100/16,667)		0.006
Historical net tangible book value (deficit) per share as of September 30, 2018	$(0.0102)
Increase in pro forma net tangible book value per share after the January 2019 Offering	0.0047
Pro forma net tangible book value (deficit) per share as of September 30, 2018 after the January 2019 Offering	(0.0055)
Increase in pro forma as adjusted net tangible book value per share after this offering	$0.0039
As adjusted pro forma net tangible book value (deficit) per share as of September 30, 2018, after giving effect to this offering		$(0.0016)
Dilution per share to new investors		$0.0076

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options, restricted stock units and warrants having a per share exercise price less than the per share offering price in this offering.

For purposes of calculating pro forma net tangible book value, the above table is based on 1,357,590,536 shares of our common stock issued and outstanding as of September 30, 2018, and does not include the shares issued or issuable as disclosed above under “Capitalization”, except for those shares of our common stock issuable upon conversion of the Series B Preferred Stock purchased in this offering (but, for avoidance of doubt, excluding any Warrant Preferred Shares).

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering on a “best-efforts” basis 60,000 shares of our Series B Preferred Stock, together with Series F-1 Warrants to purchase an aggregate of 59,760 shares of our Series B Preferred Stock and Series F-2 Warrants to purchase an aggregate of 60,240 shares of our Series B Preferred Stock, at a combined offering purchase price of $100.00 per fixed combination of (i) one share of Series B Preferred Stock, (ii) one Series F-1 Warrant to purchase 0.996 shares of our Series B Preferred Stock, (iii) one Series F-2 Warrant to purchase 1.004 shares of our Series B Preferred Stock. Each share of Series B Preferred Stock and accompanying Series F-1 Warrant and Series F-2 Warrant will be issued separately and will be immediately separable upon issuance. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue the Placement Agent Warrants described below, as part of the compensation payable to the placement agent in connection with this offering. This prospectus supplement also includes the offering of the shares of common stock issuable upon conversion of the Series B Preferred Stock (including upon conversion of the Warrant Preferred Shares).

Common Stock and Series A Preferred Stock

The material terms and provisions of our common stock are described under the caption “Description of the Securities that may be Offered––Description of Common Stock” beginning on page 2 of the accompanying prospectus, subject to the following modification. We have 5,002,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 5,000,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value. We have 20,500 shares of Series A Preferred Stock outstanding. Each share of Series A Preferred Stock is entitled to 3,205 votes per share on all matters on which holders of common stock are entitled to vote. However, the number of votes with respect to the Series A Preferred Stock held by any holder, when aggregated with any other voting securities of our company held by such holder, cannot exceed 19.9% of our outstanding voting power calculated as of June 21, 2018 (or such greater percentage allowed by Nasdaq without any stockholder approval requirements).

Series B Preferred Stock

The following is a brief summary of certain terms and conditions of the Series B Preferred Stock (including the Warrant Preferred Shares) we are offering and is qualified in its entirety by reference to the provisions of the Certificate of Designation and a securities purchase agreement to be entered into between us and purchasers of shares our Series B Preferred Stock and Series F Warrants in this offering, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General. Our certificate of incorporation authorizes our board of directors to issue up to 2,000,000 shares of our preferred stock, par value $0.01 per share. Subject to the limitations prescribed by our certificate of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our board of directors has designated 200,000 of the 2,000,000 authorized shares of preferred stock as Series B Preferred Stock. When issued, the shares of Series B Preferred Stock will be validly issued, fully paid and non-assessable.

Rank and Liquidation Preference. Subject to the applicable law and the rights of the holders of any outstanding series of our preferred stock, our Series B Preferred Stock will rank pari passu on an as-converted to common stock basis with all of our common stock as to distributions of assets upon our liquidation, dissolution or winding up.

Conversion. Each share of our Series B Preferred Stock is convertible into such number of shares of our common stock equal to the Conversion Rate; provided, that the holder will be prohibited from converting Series B Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion. However, upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the holder’s amount of ownership of outstanding shares of common stock after converting the holder’s Series B Preferred Stock to up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion, as such percentage ownership is determined in accordance with the terms of the Certificate of Designation.

Conversion Rate. The Conversion Rate for the Series B Preferred Stock is 16,667. The Conversion Rate is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the Conversion Rate.

Voting Rights. Shares of our Series B Preferred Stock will be entitled to vote on an as-converted to common stock basis on all matters on which stockholders are generally entitled to vote (provided that no holder of Series B Preferred Stock will be entitled to such number of votes in excess of such holder’s beneficial ownership limitation as set forth in the Certificate of Designation). Additionally, the vote or written consent of holders of a majority of the outstanding shares of our Series B Preferred Stock, voting separately as a single class, will be required to:

●	amend, alter or repeal any provision of our certificate of incorporation if such amendment, alteration or repeal would increase or decrease the aggregate number of authorized shares of the Series B Preferred Stock;

●	amend, alter or repeal any provision of our certificate of incorporation if such amendment, alteration or repeal would increase or decrease the par value of the shares of the Series B Preferred Stock; or

●	amend, alter or repeal any provision of our certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the holders of shares of Series B Preferred Stock so as to affect them adversely.

Dividends. Subject to the applicable law and the rights of the holders of any outstanding series of our preferred stock, shares of Series B Preferred Stock will be entitled to receive dividends equal, on an as-converted to common stock basis, to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock.

Rights in Connection with Certain Fundamental Transactions. In the event of any merger or consolidation which results in 50% or more of the surviving entity being held by persons other than persons that, immediately prior to such merger or consolidation, owned 50% or more of our capital stock, subject to the rights of the holders of any outstanding series of our preferred stock, shares of Series B Preferred Stock will be entitled to receive consideration from such merger or consolidation equal, on an as-converted to common stock basis, to and in the same form as consideration actually paid on shares of common stock.

In the event of any sale, lease or exchange of all or substantially all of our property and assets, subject to the rights of the holders of any outstanding series of our preferred stock, shares of Series B Preferred Stock will be entitled to receive cash consideration from such sale, lease or exchange equal, on an as-converted to common stock basis, to the consideration actually paid on shares of common stock.

Repurchase. Following payment of the amounts payable to the Series B Preferred Stock in connection with a sale, lease or exchange described above, we may, at our election, repurchase each outstanding shares of Series B Preferred Stock for a repurchase price of $0.0001 per share.

Exchange Listing. We do not plan on making an application to list the Series B Preferred Stock on the Nasdaq Capital Market, any national securities exchange or other nationally recognized trading system. We expect the common stock issuable upon conversion of the Series B Preferred Stock will be quoted on the OTC Pink Market operated by OTC Markets Group Inc.

Subsequent Rights Offerings. Pursuant to the terms of the securities purchase agreement to be entered into between us and purchasers of shares our Series B Preferred Stock and Series F Warrants in this offering, if we grant, issue or sell any shares of our common stock, or any securities that would entitle the holder thereof to acquire shares of our common stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of our common stock (collectively, “Purchase Rights”), then each holder of Series B Preferred Stock will be entitled to acquire the aggregate number of Purchase Rights that the holder could have acquired if the holder had held the number of shares of common stock issuable upon conversion of the holder’s shares of Series B Preferred Stock (without regard to any limitations on conversion thereof, including without limitation, any beneficial ownership limitations set forth in the Certificate of Designation). However, if the holder’s ownership of the Purchase Rights would result in the holder exceeding the beneficial ownership limitations set forth in the Certificate of Designation, then the holder will not be entitled to the Purchase Rights, and the Purchase Rights will be held in abeyance until the Purchase Right would not result in the holder exceeding the beneficial ownership limitation.

Distributions. Pursuant to the terms of the securities purchase agreement to be entered into between us and purchasers of shares our Series B Preferred Stock and Series F Warrants in this offering, if we declare or make a dividend or other distribution of our assets to holders of shares of our common stock, then the holders of shares of Series B Preferred Stock will be entitled to participate in the distribution to the same extent that a holder would have participated therein if the holder had held the number of shares of our common stock that the holder could have acquired if the holder had held the number of shares of common stock issuable upon conversion of the holder’s shares of Series B Preferred Stock (without regard to any limitations on conversion thereof, including without limitation, any beneficial ownership limitations set forth in the Certificate of Designation). However, if the holder’s right to participate in any distribution would result in the holder exceeding the beneficial ownership limitations set forth in the Certificate of Designation, then the holder will not be entitled to participate in that portion of the distribution, and that portion of the distribution will be held in abeyance for the benefit of the holder until its right to the distribution would not result in the holder exceeding the beneficial ownership limitation.

Rights as a Stockholder. Except as otherwise provided in the Certificate of Designation, or by virtue of such holder’s ownership of shares of our common stock, the holders of shares of Series B Preferred Stock do not have the rights or privileges of holders of shares of our common stock, until they convert their shares of Series B Preferred Stock.

Amendments. Certain terms of the Series B Preferred Stock may be amended or modified with the vote or written consent of the holders of a majority of the then-outstanding shares of Series B Preferred Stock; see “Description of the Securities We are Offering–– Series B Preferred Stock––Voting.”

Fractional Shares. No fractional shares of our common stock will be issued in connection with the conversion of shares of Series B Preferred Stock. In lieu of fractional shares of our common stock, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the Conversion Rate or round up to the next whole share.

Warrants

The following is a brief summary of certain terms and conditions of the Series F Warrants we are offering and the Placement Agent Warrants and is qualified in its in its entirety by reference to the provisions of the Series F Warrants and the Placement Agent Warrants, as applicable, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Series F-1 Warrants

Form. The Series F-1 Warrants will be issued as individual warrant agreements issued to purchasers.

Amount. The purchasers of shares of Series B Preferred Stock will receive Series F-1 Warrants exercisable into 59,760 shares of Series B Preferred Stock in the aggregate, or “Warrant Preferred Shares”.

Exercisability. The Series F-1 Warrants will be exercisable at any time on or after the issuance date until the five-year anniversary of such initial exercise date. The Series F-1 Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Series B Preferred Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). As described above, if a holder exercises its Series F-1 Warrants into Warrant Preferred Shares, each holder will be prohibited from converting such Warrant Preferred Shares into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion. However, upon at least 61 days’ prior notice from a holder of Warrant Preferred Shares to us, the holder may increase or decrease the holder’s amount of ownership of outstanding shares of common stock after converting the holder’s Warrant Preferred Shares to up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion, as such percentage ownership is determined in accordance with the terms of the Certificate of Designation.

Exercise Price. The exercise price per whole share of Series B Preferred Stock purchasable upon exercise of the Series F-1 Warrants is $100.00 per share of Series B Preferred Stock. The exercise price and number of Warrant Preferred Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. In addition, the exercise price of the Series F-1 Warrants will be adjusted as follows:

●	until the date that we consummate more than $4 million of Dilutive Issuances (as described below), if we issue any shares of common stock, or securities convertible into, or exercisable or exchangeable for shares of common stock, at a price less than the then exercise price divided by the then Conversion Rate (the “Threshold Price”), which issuances we refer to as Dilutive Issuances, then the exercise price of the Series F-1 Warrant will automatically be reduced to an amount equal to the then exercise price multiplied by the quotient obtained by dividing the lower issuance price by the then Threshold Price, provided that the exercise price will not be lower than $0.01 in any event; and

●	if we complete a reverse or forward stock split or reclassification of our common stock, and during the five trading days following such reverse or forward stock split or reclassification, the market price (as calculated pursuant to the terms of the Series F-1 Warrants) is less than the exercise price in effect immediately before the reverse or forward stock split or reclassification divided by the Conversion Rate, the exercise price will automatically be reduced to an amount equal to the then exercise price multiplied by the quotient obtained by dividing the market price (as calculated pursuant to the terms of the Series F-1 Warrants) by the then Threshold Price, provided that the exercise price will not be lower than $0.01 in any event.

Cashless Exercise. If, at the time a holder exercises its Series F-1 Warrants, a registration statement registering the issuance of Warrant Preferred Shares under the Securities Act, or a prospectus contained therein, is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Warrant Preferred Shares determined according to a formula set forth in the Series F-1 Warrants.

Transferability. Subject to applicable laws, a Series F-1 Warrant may be transferred at the option of the holder upon surrender of the Series F-1 Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the Series F-1 Warrants or Warrant Preferred Shares on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Subsequent Rights Offerings. If we grant, issue or sell any Purchase Rights, then each holder of a Series F-1 Warrant will be entitled to acquire the aggregate number of Purchase Rights that the holder could have acquired if the holder had held the number of shares of common stock issuable upon conversion of the Warrant Preferred Shares issuable upon exercise of the holder’s Series F-1 Warrant (without regard to any limitations on conversion thereof, including without limitation, any beneficial ownership limitations set forth in the Certificate of Designation). However, if the holder’s ownership of the Purchase Rights would result in the holder exceeding the beneficial ownership limitations set forth in the Certificate of Designation, then the holder will not be entitled to the Purchase Rights, and the Purchase Rights will be held in abeyance until the Purchase Right would not result in the holder exceeding the beneficial ownership limitation.

Distributions. If we declare or make a dividend or other distribution of our assets to holders of shares of our common stock, then the holders of Series F-1 Warrants will be entitled to participate in the distribution to the same extent that a holder would have participated therein if the holder had held the number of shares of our common stock that the holder could have acquired if the holder had held the number of shares of common stock issuable upon conversion of the Warrant Preferred Shares issuable upon exercise of the holder’s Series F-1 Warrant (without regard to any limitations on conversion thereof, including without limitation, any beneficial ownership limitations set forth in the Certificate of Designation). However, if the holder’s right to participate in any distribution would result in the holder exceeding the beneficial ownership limitations set forth in the Certificate of Designation, then the holder will not be entitled to participate in that portion of the distribution, and that portion of the distribution will be held in abeyance for the benefit of the holder until its right to the distribution would not result in the holder exceeding the beneficial ownership limitation.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series F-1 Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding shares of our common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding shares of our common stock, the holders of the Series F-1 Warrants will be entitled to receive upon any subsequent exercise of the Series F-1 Warrants and conversion of the Warrant Preferred Shares issuable upon such exercise the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series F-1 Warrants and converted the Warrant Preferred Shares issuable upon such exercise immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Series F-1 Warrants or by virtue of such holder’s ownership of shares of our common stock or Warrant Preferred Shares, the holders of the Series F-1 Warrants do not have the rights or privileges of holders of shares of our common stock or Warrant Preferred Shares, including any voting rights, until they exercise their Series F-1 Warrants or convert the Warrant Preferred Shares issuable upon exercise of their Series F-1 Warrants, as applicable.

Amendments. The terms of a Series F-1 Warrant may be amended or modified with the written consent of the Company and the holder of the Series F-1 Warrant.

Series F-2 Warrants

Form. The Series F-2 Warrants will be issued as individual warrant agreements issued to purchasers.

Amount. The purchasers of shares of Series B Preferred Stock will receive Series F-2 Warrants exercisable into 62,240 shares of Series B Preferred Stock in the aggregate, or “Warrant Preferred Shares”.

Exercisability. The Series F-2 Warrants will be exercisable at any time on or after the date on which we obtain stockholder approval for a reverse stock split or to increase our authorized common stock to allow for the reservation in full of all shares of common stock issuable upon conversion of the Warrant Preferred Shares issuable upon exercise of the Series F-2 Warrants until the five-year anniversary of such initial exercise date. The Series F-2 Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Series B Preferred Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). As described above, if a holder exercises its Series F-2 Warrants into Warrant Preferred Shares, each holder will be prohibited from converting such Warrant Preferred Shares into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion. However, upon at least 61 days’ prior notice from a holder of Warrant Preferred Shares to us, the holder may increase or decrease the holder’s amount of ownership of outstanding shares of common stock after converting the holder’s Warrant Preferred Shares to up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion, as such percentage ownership is determined in accordance with the terms of the Certificate of Designation.

Exercise Price. The exercise price per whole share of Series B Preferred Stock purchasable upon exercise of the Series F-2 Warrants is $100.00 per share of Series B Preferred Stock. The exercise price and number of Warrant Preferred Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. In addition, the exercise price of the Series F-2 Warrants will be adjusted as follows:

●	until the date that we consummate more than $4 million of Dilutive Issuances (as described below), if we issue any shares of common stock, or securities convertible into, or exercisable or exchangeable for shares of common stock in a Dilutive Issuance, then the exercise price of the Series F-2 Warrant will automatically be reduced to an amount equal to the then exercise price multiplied by the quotient obtained by dividing the lower issuance price by the then Threshold Price, provided that the exercise price will not be lower than $0.01 in any event; and

●	if we complete a reverse or forward stock split or reclassification of our common stock, and during the five trading days following such reverse or forward stock split or reclassification, the market price (as calculated pursuant to the terms of the Series F-2 Warrants) is less than the exercise price in effect immediately before the reverse or forward stock split or reclassification divided by the Conversion Rate, the exercise price will automatically be reduced to an amount equal to the then exercise price multiplied by the quotient obtained by dividing the market price (as calculated pursuant to the terms of the Series F-2 Warrants) multiplied by the then Threshold Price, provided that the exercise price will not be lower than $0.01 in any event.

Cashless Exercise. If, at the time a holder exercises its Series F-2 Warrants, a registration statement registering the issuance of Warrant Preferred Shares under the Securities Act, or a prospectus contained therein, is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Warrant Preferred Shares determined according to a formula set forth in the Series F-2 Warrants.

Transferability. Subject to applicable laws, a Series F-2 Warrant may be transferred at the option of the holder upon surrender of the Series F-2 Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the Series F-2 Warrants or Warrant Preferred Shares on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Subsequent Rights Offerings. If we grant, issue or sell any Purchase Rights, then each holder of a Series F-2 Warrant will be entitled to acquire the aggregate number of Purchase Rights that the holder could have acquired if the holder had held the number of shares of common stock issuable upon conversion of the Warrant Preferred Shares issuable upon exercise of the holder’s Series F-2 Warrant (without regard to any limitations on conversion thereof, including without limitation, any beneficial ownership limitations set forth in the Certificate of Designation). However, if the holder’s ownership of the Purchase Rights would result in the holder exceeding the beneficial ownership limitations set forth in the Certificate of Designation, then the holder will not be entitled to the Purchase Rights, and the Purchase Rights will be held in abeyance until the Purchase Right would not result in the holder exceeding the beneficial ownership limitation.

Distributions. If we declare or make a dividend or other distribution of our assets to holders of shares of our common stock, then the holders of Series F-2 Warrants will be entitled to participate in the distribution to the same extent that a holder would have participated therein if the holder had held the number of shares of our common stock that the holder could have acquired if the holder had held the number of shares of common stock issuable upon conversion of the Warrant Preferred Shares issuable upon exercise of the holder’s Series F-2 Warrant (without regard to any limitations on conversion thereof, including without limitation, any beneficial ownership limitations set forth in the Certificate of Designation). However, if the holder’s right to participate in any distribution would result in the holder exceeding the beneficial ownership limitations set forth in the Certificate of Designation, then the holder will not be entitled to participate in that portion of the distribution, and that portion of the distribution will be held in abeyance for the benefit of the holder until its right to the distribution would not result in the holder exceeding the beneficial ownership limitation.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series F-2 Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding shares of our common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding shares of our common stock, the holders of the Series F-2 Warrants will be entitled to receive upon any subsequent exercise of the Series F-2 Warrants and conversion of the Warrant Preferred Shares issuable upon such exercise the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series F-2 Warrants and converted the Warrant Preferred Shares issuable upon such exercise immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Series F-2 Warrants or by virtue of such holder’s ownership of shares of our common stock or Warrant Preferred Shares, the holders of the Series F-2 Warrants do not have the rights or privileges of holders of shares of our common stock or Warrant Preferred Shares, including any voting rights, until they exercise their Series F-2 Warrants or convert the Warrant Preferred Shares issuable upon exercise of their Series F-2 Warrants, as applicable.

Amendments. The terms of a Series F-2 Warrant may be amended or modified with the written consent of the Company and the holder of the Series F-2 Warrant.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent the Placement Agent Warrants to purchase our Series B Preferred Stock in an amount equal to 8.0% of the quotient obtained by dividing the gross proceeds raised in this offering by the combined offering purchase price of $100.00 per fixed combination of one share of Series B Preferred Stock, one Series F-1 Warrant and one Series F-2 Warrant. The Placement Agent Warrants will have an exercise price equal to $125.00 per share of our Series B Preferred Stock, or 125% of the combined offering purchase price of $100.00 per fixed combination of one share of Series B Preferred Stock, one Series F-1 Warrant and one Series F-2 Warrant. The Placement Agent Warrants will be exercisable at any time on or after the date on which we obtain stockholder approval for a reverse stock split or to increase our authorized common stock to allow for the reservation in full of all shares of common stock issuable upon conversion of the Warrant Preferred Shares issuable upon exercise of the Placement Agent Warrants until the five-year anniversary of such initial exercise date.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter dated March 8, 2019, we have engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement letter, the placement agent has agreed to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our securities in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement letter does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement letter. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more investors through a securities purchase agreement directly between the purchasers and us. The securities purchase agreement will provide the purchasers with certain representations, warranties and covenants from us. Additionally, pursuant to the securities purchase agreement, we will enter into amendments with holders of our outstanding Series C Common Stock Purchase Warrants and Series D Common Stock Purchase Warrants to purchase an aggregate of 666,666,668 shares of common stock, to reduce the exercise price of each such warrant from $0.0163 to $0.01 per share of common stock.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about March 25, 2019.

We have agreed to pay the placement agent a total cash fee equal to 8.0% of the gross proceeds of this offering (except in the case of one of the purchasers, if such purchaser participates on the offering, the fee will be equal to 6.0% of the gross proceeds received from such purchaser). We will also pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering, $85,000 for non-accountable expenses and $10,000 for clearing expenses. Palladium Capital Advisors, LLC is an independent financial advisor to us in connection with the offering and will receive an advisory fee of $150,000. Palladium Capital Advisors, LLC will not sell or offer to sell any securities offered hereby. We estimate the total expenses payable by us for this offering will be approximately $0.2 million, which amount excludes the placement agent fees. In addition, we have agreed to issue to the Placement Agent Warrants to purchase shares of our Series B Preferred Stock in an amount equal to 8.0% of the quotient obtained by dividing the gross proceeds raised in this offering by the combined offering purchase price of $100.00 per fixed combination of one share of Series B Preferred Stock, one Series F-1 Warrant and one Series F-2 Warrant, or up to 4,800 shares of Series B Preferred Stock. The Placement Agent Warrants will have substantially the same terms as the Series F-2 Warrants issued to the investors in this offering, except that each Placement Agent Warrant will be exercisable for one share of our Series B Preferred Stock, will have an exercise price equal to $125.00 per share of our Series B Preferred Stock, or 125% of the combined offering purchase price of $100.00 per fixed combination of one share of Series B Preferred Stock, one Series F-1 Warrant and one Series F-2 Warrant, and will not contain any provisions to adjust the exercise price of the Placement Agent Warrant in the event of a Dilutive Issuance or if the market price is less than the exercise price after a reverse or forward stock split or reclassification of our common stock. Pursuant to FINRA Rule 5110(g), the Placement Agent Warrants and any shares issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the engagement letter and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

We have also granted the placement agent certain rights of first refusal following the closing of the offering to act as sole book-runner, sole manager, sole underwriter or sole placement agent for each and every future public or private equity offering by us or any of our successors or subsidiaries, under certain circumstances. In addition, we have also agreed to pay the placement agent a tail fee equal to the cash and warrants compensation in this offering, in case certain investors provide us with capital in any public or private offering or other financing or capital raising transaction, subject to certain conditions and exceptions, during the twelve-month period after the expiration of termination of the engagement letter.

Pursuant to the securities purchase agreement between us and the purchasers, subject to certain exceptions, we have agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents for a period of 30 days following the consummation of this offering.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. The placement agent acted as our placement agent in connection with our January 2019 Offering, for which it received compensation. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Listing; Transfer Agent and Registrar

Our common stock is quoted on the OTC Pink Market operated by OTC Markets Group Inc. under the symbol “HMNY”. We do not intend to list the Series B Preferred Stock, Series F Warrants or the Placement Agent Warrants to be sold in this offering on any national securities exchange or any nationally recognized trading system.

The transfer agent for our common stock is Computershare. Our transfer agent’s address is 350 Indiana Street, Suite 750, Golden, Colorado 80401.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California.

EXPERTS

Rosenberg Rich Baker Berman, P.A., independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2017 and 2016, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement in which this prospectus supplement is included, which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Our consolidated financial statements for the years ended December 31, 2017 and 2016 are incorporated by reference in reliance on Rosenberg Rich Baker Berman, P.A.’s report, given on their authority as experts in accounting and auditing.

The balance sheets of MoviePass as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on November 30, 2017 which report includes an explanatory paragraph about the existence of substantial doubt concerning MoviePass’ ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus supplement. This prospectus supplement, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.hmny.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus supplement information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement. We hereby incorporate by reference the following documents into this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission on April 17, 2018;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, as filed with the Securities and Exchange Commission on May 15, 2018, August 14, 2018 and November 15, 2018, respectively; and Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 30, 2018, as filed with the Securities and Exchange Commission on March 19, 2019;

●	our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 9, 2018, January 11, 2018, January 19, 2018, January 26, 2018, February 8, 2018, February 13, 2018, March 14, 2018, March 15, 2018, April 5, 2018, April 18, 2018, April 19, 2018, April 20, 2018, May 8, 2018, June 4, 2018, June 21, 2018, June 26, 2018, June 29, 2018, July 11, 2018, July 13, 2018, July 24, 2018, July 25, 2018, July 27, 2018, July 31, 2018, August 1, 2018, August 30, 2018, September 12, 2018, October 4, 2018, October 15, 2018, December 18, 2018, December 21, 2018, December 31, 2018, January 16, 2019, January 25, 2019, February 7, 2019, February 12, 2019, March 12, 2019, March 15, 2019, March 21, 2019, and March 26, 2019; and our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 9, 2018, and July 25, 2018; and

●	the financial statements of MoviePass for the year ended December 31, 2016 and the interim period ended September 30, 2017 included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2017.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus supplement and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Helios and Matheson Analytics Inc., Attn: Chief Executive Officer, The Empire State Building, 350 Fifth Avenue, New York, New York 10118, telephone number is (212) 979-8228.

PROSPECTUS

$1,200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Subscription Rights

We may from time to time offer and sell, in one or more offerings, up to $1,200,000,000 in any combination of common stock, preferred stock, debt securities, which may be senior, senior subordinated, or subordinated, warrants, units and subscription rights. This prospectus provides you with a general description of the securities we may offer and certain other information about our company. We may offer these securities in amounts, at prices and on terms determined at the time of offering.

We will provide you the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free-writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free-writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free-writing prospectus, as well as any documents incorporated by reference, before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HMNY.” On June 29, 2018, the closing price of our common stock as reported by the Nasdaq Capital Market was $0.31 per share.

An investment in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus for more information on these risks. We may include additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 5, 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $1,200,000,000. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” or “Helios” refer to Helios and Matheson Analytics Inc. and its subsidiaries.

MARKET, INDUSTRY AND OTHER DATA

This prospectus, including the information incorporated by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain products and services, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in “Risk Factors” and elsewhere in this prospectus and documents incorporated by reference in this prospectus, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties and general publications. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of the federal securities laws. Any such statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking terms, such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “project,” “potential,” “forecast” or the negative of such terms and other comparable terminology. Forward-looking statements in this prospectus include, without limitation, statements related to our financial and operating performance, our plans, strategies, objectives, expectations, intentions and adequacy of resources. Certain important risks, including those discussed in the risk factors are described in the section entitled “Risk Factors” in this prospectus and other risks and uncertainties detailed in our other reports and filings with the Securities and Exchange Commission, could cause results to differ materially from those anticipated by some of the forward-looking statements. Some, but not all, of these risks include, among other things:

●	our ability to successfully develop the business model of MoviePass, Inc., our majority-owned subsidiary;

●	our ability to integrate the operations of MoviePass into our operations;

●	our capital requirements and whether or not we will be able to raise capital when we need it;

●	changes in local, state or federal regulations that will adversely affect our business;

●	our ability to retain our existing clients and market and sell our services to new clients;

●	whether we will continue to receive the services of certain officers and directors;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	our ability to effectively react to other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission, such as fluctuation of quarterly financial results, reliance on third party consultants, litigation or other proceedings and stock price volatility; and

●	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

The forward-looking statements are based on our beliefs, assumptions and expectations of future events, taking into account all information currently available to us. Forward-looking statements are not guarantees of future events or of our performance. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. You are urged to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in the section entitled “Risk Factors” in this prospectus, and any of those made in our other reports filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.

iii

PROSPECTUS SUMMARY

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About Helios and Matheson Analytics Inc.

Overview

We provide high quality information technology, or IT, services and solutions including a range of technology platforms focusing on big data, business intelligence, and consumer-centric technology.  More recently, to provide greater value to stockholders, we have sought to expand our business primarily through acquisitions that leverage our capabilities and expertise.

As of the date of this prospectus, we own 91.8%, of the outstanding shares of MoviePass, Inc., or MoviePass, (excluding outstanding MoviePass options and warrants).  MoviePass is the premiere movie theater subscription service in the United States which provides our subscribers the ability to view up to one new movie title per day for one monthly subscription price.

MoviePass Ventures, LLC (“MoviePass Ventures”) was formed as a Delaware limited liability company in January 2018 and is a wholly-owned subsidiary of the Company. MoviePass Ventures aims to collaborate with film distributors to share in film revenues while using the data analytics MoviePass offers for marketing and targeting services for MoviePass’ paying subscribers using the platform.

On April 4, 2018, we acquired Moviefone assets from Oath Inc. (formerly, AOL Inc.), a wholly-owned subsidiary of Verizon Communications Inc. Moviefone, a multimedia media information and advertising service, provides over 6 million monthly unique visitors full access to the entertainment ecosystem, from movie theaters to streaming content.

On May 30, 2018 we formed MoviePass Films LLC (“MoviePass Films”) with Emmett Furla Oasis Films (“EFO Films”). Helios owns 51% and EFO Films owns 49% of MoviePass Films. MoviePass Films focuses on studio-driven content and new film production for theatrical release and other distribution channels.  We plan to capitalize on the capabilities of MoviePass to market future MoviePass Films productions to MoviePass subscribers.

Corporate Information

Our executive offices are located at The Empire State Building, 350 Fifth Avenue, New York, New York 10118, and our telephone number is (212) 979-8228. Additional information about us is available on our website at www.hmny.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common stock, par value $0.01 per share, is currently traded on the Nasdaq Capital Market under the ticker symbol “HMNY.”

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes of Helios and its subsidiaries and/or to support MoviePass and MoviePass Ventures operations. These purposes may include capital expenditures and additions to working capital. When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by the Company in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are included as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

We have 502,000,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 500,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value.

As of June 29, 2018 we had 249,870,588 shares of common stock outstanding and 20,500 shares of Series A Preferred Stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable or convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HMNY.” On June 29, 2018, the last sale price of our common stock was $0.31 per share. The transfer agent and registrar for our common stock is Computershare. Its address is 250 Royall Street, Canton, Massachusetts 02021.

Description of Preferred Stock

Our certificate of incorporation permits us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. We currently have 20,500 shares of Series A Preferred Stock outstanding. The following is a description of the Series A Preferred Stock:

Dividends

The Series A Preferred Stock does not accrue dividends.

Conversion

The Series A Preferred Stock is not convertible into common stock.

Voting Rights

Each share of Series A Preferred Stock is entitled to 3,205 votes per share on all matters on which holders of common stock are entitled to vote. However, the amount of votes with respect to the Series A Preferred Stock held by any holder, when aggregated with any other voting securities of our company held by such holder, cannot exceed 19.9% of our outstanding voting power calculated as of June 21, 2018 (or such greater percentage allowed by Nasdaq without any stockholder approval requirements).

Redemption

From and after the time when the first 15% of the aggregate principal amount of any Series B-2 Senior Secured Convertible Notes issued on June 26, 2018 (the “Convertible Notes”) is paid or converted in accordance with the terms of the Convertible Notes, we will have the right to redeem all or a portion of the Series A Preferred Stock at a price per share equal to $0.01, payable, at our option with cash or shares of our common stock or, if required by, certain beneficial ownership limitations, rights to receive common stock.

Transfer

The shares of Series A Preferred Stock are transferable, subject to limitations in the voting agreements between us and each of the buyers of the Convertible Notes and applicable securities laws.

Liquidation Preference

Upon any liquidation, dissolution or winding up of our company, the holders of the shares of Series A Preferred Stock will be entitled to receive in cash out of the assets of our company, before any amount is paid to the holders of any junior stock, including our common stock, an amount per share of Series A Preferred Stock equal to 100% of the stated value per share (which is equal to $1,000) plus $0.01.

The Certificate of Designations also includes covenants restricting the Company’s ability to take certain actions without the approval of at least a majority of the outstanding shares of the Preferred Stock.

Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer offered under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The supplement will also indicate to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities, either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations, issued in one or more series, and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.

The debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the indenture below. Please note, however, that the summary below is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary below and not defined herein have the meanings specified in the form of the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate, or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered will set forth the aggregate principal amount and the other terms of the debt securities, including, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be sold;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of and premium, if any, on the debt securities is payable and/or the method of determination thereof;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the right, if any, to extend the interest payment periods and the duration of such extension;

●	the period or periods within which, the price or prices at which, and the terms and conditions upon which, we may redeem the debt securities;

●	any obligation we will have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a holder of debt securities, and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), and in the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the form of the debt securities of the series, including the form of the trustee’s certificate of authentication for such series and any legends or endorsements to be placed thereon;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium, and interest on the debt securities will be made;

●	if payments of principal of, or premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or set forth in the indenture with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	if other than the trustee, the identity of the trustee, the registrar, paying agent and custodian for the depositary;

●	if other than The Depository Trust Company, the identity of the depositary; and

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. Information on the federal income tax considerations and other special considerations applicable to any of these debt securities will be provided in the applicable prospectus supplement.

If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, then information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units will be provided in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (which we refer to as “DTC”) or a nominee of DTC (which we refer to as a “book-entry debt security”), or a certificate issued in definitive registered form (which is referred to as a “certificated debt security”), as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. Holders may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange may be required.

Holders may effect the transfer of certificated debt securities and the right to receive the principal of, or any premium or interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee of DTC. Please see the section entitled “Global Securities” in this prospectus for more information.

Covenants

Any restrictive covenants applicable to any issue of debt securities will be set forth in the applicable prospectus supplement.

No Protection in the Event of a Change of Control

Unless stated otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●	we are the surviving corporation or the successor person (if other than us) is a corporation that is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into, or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; and

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain other of our indebtedness or indebtedness of our subsidiaries outstanding from time to time.

So long as any of the securities are outstanding, we will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration will not be effective until the earlier of (1) the acceleration of indebtedness under our senior secured credit facilities or (2) five business days after receipt by us of written notice of such acceleration, at which time the principal premium, if any, interest and any other monetary obligations on all the then outstanding series of debt securities will become due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of accrued and unpaid interest, if any, on all outstanding debt securities or the applicable series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. Please refer to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to add covenants for the benefit of the holders of debt securities of any series or to surrender any right or power conferred upon the Company;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive compliance by us with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

Description of Warrants

We may issue warrants for the purchase of our common stock or preferred stock or of debt securities. As explained below, each warrant will entitle its holder to purchase our securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Warrants may be issued separately or together with other securities. The warrants are to be issued under warrant agreements to be entered into between us and the investors or a warrant agent.

The particular terms of each issue of warrants and the warrant agreement relating to the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the warrants;

●	the initial offering price;

●	the aggregate number of warrants and the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the warrants;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	if applicable, the designation and terms of the equity securities with which the warrants are issued, and the number of warrants issued with each equity security;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	the exercise price.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to receive dividends, to receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the indenture.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any units that we may offer in the future under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, warrants, subscription rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Units” will apply to each unit and to any common stock, preferred stock, debt securities, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Subscription Rights

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock, preferred stock, debt securities or other securities upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the shares of common stock, preferred stock, or other securities which may be purchased per each subscription right;

●	the principal amount of debt securities that may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information”. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws. Our certificate of incorporation states that we expressly elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. These provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Section 223 of the Delaware General Corporation Law and our bylaws provide that all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may be called by our board of directors or the Chairman of our board of directors and at the request in writing of holders of record of a majority of our outstanding capital stock entitled to vote. The requirement that a majority of our outstanding capital stock is required to call a special meeting means that small stockholders will not have the power to call a special meeting to, for example, elect new directors.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (which we refer to collectively as “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (which we refer to as “DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

●	If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account.

The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common stock for their own accounts by selling more common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Greenberg Traurig LLP, Los Angeles, California. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

Rosenberg Rich Baker Berman P.A., independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2017 and 2016, as set forth in their report, which is incorporated by reference in this registration statement. Our consolidated financial statements for the years ended December 31, 2017 and 2016 are incorporated by reference in reliance on Rosenberg Rich Baker Berman P.A.’s report, given on their authority as experts in accounting and auditing.

The balance sheet of Zone Technologies, Inc. as of December 31, 2015, and the related statements of operations, stockholders’ deficit, and cash flows for the period then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference from the Company’s Form 8-K/A, Amendment No. 1, filed with the Securities and Exchange Commission on September 20, 2016, which report includes an explanatory paragraph about the existence of substantial doubt concerning Zone Technologies, Inc.’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of MoviePass Inc. as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on November 30, 2017 which report includes an explanatory paragraph about the existence of substantial doubt concerning MoviePass Inc.’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.hmny.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on April 17, 2018;

●	our Current Reports on Form 8-K filed with the SEC on April 18, 2018, April 19, 2018, April 20, 2018, May 8, 2018, June 4, 2018, June 21, 2018. June 26, 2018, and June 29, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 15, 2018;

●	the financial statements of Zone Technologies, Inc. for the period ended December 31, 2015 and the interim period ended June 30, 2016 included in our Current Report on Form 8-K/A filed with the SEC on September 20, 2016; and

●	the financial statements of MoviePass Inc. for the year ended December 31, 2016 and the interim period ended September 30, 2017 included in our Current Report on Form 8-K filed with the SEC on November 30, 2017.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Helios and Matheson Analytics Inc., Attn: Chief Executive Officer, The Empire State Building, 350 Fifth Avenue, New York, New York 10118, telephone number is (212) 979-8228.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On December 11, 2017, we completed the acquisition of a 62.41% majority interest in MoviePass, for the following consideration: (1) a subordinated convertible promissory note in the principal amount of $12,000,000, which is convertible into shares of our common stock, as further described below; (2) a $5,000,000 promissory note issued to MoviePass; (3) the exchange of a convertible promissory note issued by MoviePass to us in an aggregate principal amount of $11,500,000 (plus accrued interest thereon); (4) $1,000,000 in cash to purchase outstanding convertible notes of MoviePass, which were converted into shares of MoviePass’ common stock amounting to an additional 2% of the outstanding shares of MoviePass common stock; and (5) $20,000,000 in cash pursuant to the Investment Option Agreement, dated October 11, 2017, between us and MoviePass.

On March 8, 2018, we entered into a subscription agreement with MoviePass, pursuant to which, in lieu of repayment of advances totaling $55,525,000 made by us, MoviePass agreed to sell to us an amount of MoviePass common stock equal to 18.79% of the total then outstanding shares of MoviePass common stock (excluding shares underlying MoviePass options and warrants), which we refer to as the March 2018 MoviePass Purchased Shares. MoviePass also agreed to issue to us, in addition to the March 2018 MoviePass Purchased Shares, without payment of additional consideration by us, for purposes of anti-dilution, an amount of shares of MoviePass common stock that caused our total ownership of the outstanding shares of MoviePass common stock (excluding shares underlying MoviePass options and warrants), together with the March 2018 MoviePass Purchased Shares, to equal 81.2% as of March 8, 2018.

From February 27, 2018 through April 12, 2018, we advanced a total of $35,000,000 to MoviePass, which we refer to as the second advance. On April 16, 2018, we entered into an additional subscription agreement with MoviePass, pursuant to which, in lieu of repayment of the second advance, MoviePass agreed to sell to us an amount of shares of common stock of MoviePass equal to 10.6% of the total then outstanding MoviePass common stock (excluding shares underlying MoviePass options and warrants), which we refer to as the April 2018 MoviePass Purchased Shares, based on a pre-money valuation of MoviePass of $295,525,000 as of March 31, 2018. Pursuant to the April 16, 2018 subscription agreement, MoviePass also agreed to issue to us, in addition to the April 2018 MoviePass Purchased Shares, without payment of additional consideration by us, for purposes of anti-dilution, an amount of shares of common stock of MoviePass that caused our total ownership of the outstanding shares of common stock of MoviePass (excluding shares underlying MoviePass options and warrants), together with the April 2018 MoviePass Purchased Shares, to equal 91.8% as of April 12, 2018. The acquisition of 91.8% of the MoviePass shares of common stock is referred to as the MoviePass Transaction.

The following unaudited pro forma condensed combined financial information is based on our historical consolidated financial statements and MoviePass’ historical consolidated financial statements as adjusted to give effect to the MoviePass Transaction. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2018 and the 12 months ended December 31, 2017 give effect to the MoviePass Transaction as if it had occurred on January 1, 2017.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the MoviePass Transaction occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Unaudited Pro Forma Condensed Combined Statements of Operations
Year Ended December 31, 2017

	Helios and Matheson Analytics Inc.	MoviePass, Inc. for the period from January 1, 2017 to December 10, 2017		Adjustments		Notes	Pro Forma Results Adjusted for Acquisition of MoviePass, Inc.
Revenues:
Consulting	$4,512,300		$-	$			$4,512,300
Subscription	5,929,267		14,554,809				20,484,076
Total Revenues	10,441,567		14,554,809				24,996,376
Cost of revenue	20,538,709		46,187,587			1	66,726,296
Gross (loss)	(10,097,142)		(31,632,778)				(41,729,920)

Operating Expenses:
Selling, general & administrative	35,698,134		12,881,485		(691,500)	2	47,888,119
Research and development	2,012,548						2,012,548
Loss on impairment of Zone goodwill and intangible assets	6,256,983						6,256,983
Depreciation & amortization	1,951,977		104,379		3,384,868	3	5,441,224
Total operating expenses	45,919,642		12,985,864		2,693,368		61,598,874

Loss from operations	(56,016,784)		(44,618,642)		(2,693,368)		(103,328,794)

Other income/(expense):
Change in fair market value – derivative liabilities	28,303,612						28,303,612
Change in fair market value – warrant liabilities	(20,409,937)		4,818				(20,405,119)
Loss on extinguishment of debt	(4,346,885)		(11,680,959)				(16,027,844)
Interest expense	(98,478,473)		(661,626)				(99,140,099)
Interest income	177,157						177,157
Total other expense	(94,754,526)		(12,337,767)		-	4	(107,092,293)
Loss before income taxes	(150,771,310)		(56,956,409)		(2,693,368)		(210,421,087)
Provision for income tax	53,532						53,532
Net loss	(150,824,842)		(56,956,409)		(2,693,368)		(210,474,619)
Net loss attributable to the non-controlling interest	4,850,308				1,987,461	5	6,837,769
Net loss attributable to Helios and Matheson Analytics, Inc.	$(145,974,534)		$(56,956,409)		$(705,907)		$(203,636,850)

Other comprehensive income – foreign currency adjustment	3,011						3,011
Comprehensive loss	$(145,971,523)		$(56,956,409)		$(705,907)		$(203,633,839)

Net loss per share attributable to common stockholders
Basic and Diluted	$(17.46)	$		$			$(24.35)

Weighted average shares	8,361,094						8,361,094

Notes:

1.	In connection with the allocation of purchase price to the acquired assets and liabilities, we determined that the acquired deferred revenue at the acquisition date should be increased to include the estimated additional service obligations which will be incurred in the future as the deferred revenue is recognized. These amounts will be recognized in future periods as a credit against service costs. As these credits are non-recurring and relate to future periods, except to the extent included in the actual results for the period December 11, 2017 through December 31, 2017 and for the Quarter ended March 31, 2018, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 do not include any further adjustments related to these deferred service cost credits.

2.	Adjustment to remove non-recurring transaction costs associated with the acquisition.

3.	Adjustment to reflect amortization of acquired identifiable intangible assets of MoviePass from January 1, 2017 to December 10, 2017. Amortization expense is recognized on a straight line basis over the useful life of the intangible assets. The useful lives of the MoviePass intangible assets are as follows:

Intangible Assets	Useful Life
Customer Relationships	7
Technology	3
Tradenames and Trademarks	10

4.	The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 do not include any adjustments related to acquisition financing costs as we believe that the financing costs that would have been incurred had the MoviePass Transaction taken place on January 1, 2017, would not vary materially from the costs included in the actual results for 2017 and due to the complexity of the financing transactions recalculation was deemed to be impractical.

5.	Represents the adjustment to recognize the non- controlling interest share of the MoviePass net loss for the period January 1, 2017 through December 31, 2017 at 8.2%.

Unaudited Pro Forma Condensed Combined Statements of Operations
Quarter Ended March 31, 2018

	Helios and Matheson Analytics Inc.	Adjustments	Notes	Pro Forma Results Adjusted for Increase in Ownership of MoviePass, Inc.
Revenues:
Consulting	$839,503			$839,503
Subscription	47,162,447			47,162,447
Marketing and promotional services	1,440,910			1,440,910
Total Revenues	49,442,860	-		49,442,860
Cost of revenue	135,968,976			135,968,976
Gross (loss)	(86,526,116)	-		(86,526,116)

Operating Expenses:
Selling, general & administrative	19,709,831			19,709,831
Research and development	224,771			224,771
Depreciation & amortization	1,271,275			1,271,275
Total operating expenses	21,205,877	-		21,205,877

Loss from operations	(107,731,993)			(107,731,993)

Other income/(expense):
Change in fair market value – derivative liabilities	8,597,378			8,597,378
Change in fair market value – warrant liabilities	93,608,200			93,608,200
Gain on extinguishment of debt	15,007,699			15,007,699
Interest expense	(35,534,899)		1	(35,534,899)
Interest income	15,341			15,341
Total other income	81,693,719	-		81,693,719
Loss before income taxes	(26,038,274)	-		(26,038,274)
Provision for income tax	7,951			7,951
Net loss	(26,046,225)	-		(26,046,225)
Net loss attributable to the non-controlling interest	31,222,100	23,177,198	2	8,044,902
Net income/(loss) attributable to Helios and Matheson Analytics, Inc.	$5,175,875	$23,177,198		$(18,001,323)

Other comprehensive (loss) – foreign currency adjustment	(7,150)			(7,150)
Comprehensive income/(loss)	$5,168,725	$23,177,198		$(18,008,473)

Basic income (loss) per share:
Net income/(loss) per share attributable to common stockholders –basic	$0.15			$(0.52)

Weighted average shares – basic	34,850,281			34,850,281
Diluted income per share:
Net income per share attributable to common stockholders –diluted	$0.09			n/a

Weighted average shares – diluted	36,602,367			n/a

Notes:

1.	The unaudited pro forma condensed combined statements of operations for the quarter ended March 31, 2018 do not include any adjustments related to acquisition financing costs as we believe that the financing costs that would have been incurred had the MoviePass transaction taken place on January 1, 2017, would not vary materially from the costs included in the actual results for the quarter ended March 31, 2018 and due to the complexity of the financing transactions, recalculation was deemed to be impractical.

2.	Represents the adjustment to reduce the non-controlling interest share of the MoviePass net loss for the period January 1, 2018 through March 7, 2018 to 8.2%.

HELIOS AND MATHESON ANALYTICS INC.

184,800 Shares of Series B Preferred Stock (Including Shares of Series B Preferred Stock Underlying the Series F-1 Preferred Stock Purchase Warrants, Series F-2 Preferred Stock Purchase Warrants and Placement Agent Warrants);

Series F-1 Preferred Stock Purchase Warrants to Purchase 59,760 Shares of Series B Preferred Stock;

Series F-2 Preferred Stock Purchase Warrants to Purchase 60,240 Shares of Series B Preferred Stock;

Placement Agent Warrants to Purchase 4,800 Shares of Series B Preferred Stock;

3,080,061,600 Shares of Common Stock Underlying the Series B Preferred Stock (Including Shares of Series B Preferred
Stock Issuable Upon Exercise of the Series F-1 Preferred Stock Purchase Warrants, Series F-2 Preferred Stock Purchase
Warrants and Placement Agent Warrants)

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

March 25, 2019